UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.               )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

PREMIER EXHIBITIONS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

PREMIER EXHIBITIONS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 15, 2007

The annual meeting of shareholders of Premier Exhibitions, Inc. will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on Wednesday, August 15, 2007, at 10:00 a.m., local time, for the following purposes, which are more fully described in the accompanying proxy statement:

•	to elect five directors;

•	to approve the adoption of the Premier Exhibitions, Inc. 2007 Restricted Stock Plan;

•	to ratify the selection of Kempisty & Company, Certified Public Accountants, P.C., as the company’s independent registered public accounting firm for the fiscal year ending February 29, 2008; and

•	to transact such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on June 22, 2007 as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

By Order of the Board of Directors

Arnie Geller
President and Chief Executive Officer

Atlanta, Georgia
June 27, 2007

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
PROXY STATEMENT
PROPOSAL ONE: ELECTION OF DIRECTORS
PROPOSAL TWO: APPROVAL OF ADOPTION OF THE PREMIER EXHIBITIONS, INC. 2007 RESTRICTED STOCK PLAN
PROPOSAL THREE: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE
CORPORATE GOVERNANCE
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS
SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING
OTHER MATTERS
APPENDIX A

PREMIER EXHIBITIONS, INC.

PROXY STATEMENT

2007 ANNUAL MEETING OF SHAREHOLDERS

The enclosed proxy is solicited on behalf of the board of directors of Premier Exhibitions, Inc., a Florida corporation, for use at the 2007 annual meeting of shareholders to be held on Wednesday, August 15, 2007, at 10:00 a.m., local time, or at any adjournments or postponements thereof, for the purposes set forth in this proxy statement and in the accompanying notice of annual meeting of shareholders.

Location of Annual Meeting

The annual meeting will be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326.

Principal Executive Offices

Our principal executive offices are located at 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, and our telephone number is (404) 842-2600.

Mailing Date

These proxy solicitation materials are first being mailed by us on or about June 27, 2007 to all shareholders entitled to vote at the annual meeting.

Record Date; Outstanding Shares

Shareholders of record at the close of business on June 22, 2007, the record date for the annual meeting, are entitled to notice of and to vote at the annual meeting. We have one class of shares outstanding, designated common stock, $0.0001 par value per share. As of the record date, 29,558,781 shares of our common stock were issued and outstanding.

Solicitation of Proxies

We are making this solicitation of proxies, and we will bear all related costs. In addition, we may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. Proxies may also be solicited on our behalf, in person or by telephone or facsimile, by our directors, officers and regular employees, none of whom will receive additional compensation for doing so.

Revocability of Proxies

You may revoke any proxy given pursuant to this solicitation, at any time before it is voted, by either:

•	delivering a written notice of revocation or a duly executed proxy bearing a later date; or

•	attending the annual meeting and voting in person.

Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the annual meeting, you must bring to the annual meeting a letter from the broker, bank or other nominee confirming both (1) your beneficial ownership of the shares; and (2) that the broker, bank or other nominee is not voting the shares at the meeting.

Proxy Cards and Voting

Each shareholder is entitled to one vote for each share of common stock held as of the record date.

If we receive the enclosed proxy, properly executed, in time to be voted at the annual meeting, the board of directors will vote the shares represented by it in accordance with the instructions marked on the proxy. An executed proxy without instructions marked on it will be voted:

•	FOR each of the five nominees for election as director;

•	FOR approval of the adoption of the Premier Exhibitions, Inc. 2007 Restricted Stock Plan; and

•	FOR the ratification of the selection of Kempisty & Company, Certified Public Accountants, P.C., as our independent registered public accounting firm for our fiscal year ending February 29, 2008.

The shares represented by the enclosed proxy may also be voted by the named proxies for such other business as may properly come before the annual meeting or at any adjournments or postponements of the annual meeting.

Quorum

A quorum is required for shareholders to conduct business at the annual meeting. The presence, in person or by proxy, of shareholders holding a majority of the shares entitled to vote at the meeting will constitute a quorum.

Vote Required

Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election. The affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting will be required for approval of the other proposals covered by this proxy statement (without regard to broker non-votes in the case of the proposal to approve the adoption of the Premier Exhibitions, Inc. 2007 Restricted Stock Plan).

The selection of Kempisty & Company, Certified Public Accountants, P.C., is being presented to our shareholders for ratification. Our audit committee will consider the outcome of this vote in its future discussions regarding the selection of our independent registered public accounting firm.

Effect of Abstentions

Abstentions are counted for the purpose of establishing a quorum and will be counted as votes cast at the meeting, but will not be counted as votes cast “for” or “against” any given proposal. Because abstentions are considered to be shares present at the meeting, but are not counted as a vote “for” a given proposal, they will have the effect of a vote cast “against” such proposal (other than the election of directors).

Effect of “Broker Non-Votes”

Under the rules governing brokers who have record ownership of shares that they hold in “street name” for their clients, who are the beneficial owners of such shares, brokers normally have the discretion to vote such shares on routine matters, such as director elections and the ratification of the selection of an independent registered public accounting firm, but not on non-routine matters. Broker non-votes occur when shares held by a broker nominee for a beneficial owner are not voted with respect to a non-routine proposal because the broker nominee has not received voting instructions from the beneficial owner and lacks discretionary authority to vote the shares.

Because the proposals to be acted upon at the annual meeting include both routine matters as well as one non-routine matter (the approval of the adoption of the Premier Exhibitions, Inc. 2007 Restricted Stock Plan), with respect to uninstructed shares, the broker may turn in a proxy card and vote on the routine matters but not on the non-routine matter. Broker non-votes will be counted for the purpose of determining the presence or absence of a quorum, but will not be counted for the purpose of determining whether a proposal has been approved. Accordingly, broker non-votes will not affect the outcome of the proposal to approve the adoption of the Premier Exhibitions, Inc. 2007 Restricted Stock Plan.

Annual Report to Shareholders and Annual Report on Form 10-K

We have enclosed with this proxy statement our 2007 annual report to shareholders and annual report on Form 10-K for the fiscal year ended February 28, 2007, referred to as fiscal year 2007, as filed with the Securities and Exchange Commission. These reports include our audited financial statements, along with other information about us, which we encourage you to read.

You can obtain, free of charge, an additional copy of our Annual Report on Form 10-K by:

•	accessing our internet website located at www.prxi.com;

•	writing to us at: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary; or

•	telephoning us at (404) 842-2600.

You can also obtain a copy of our Annual Report on Form 10-K and the other periodic filings that we make with the Securities and Exchange Commission from the Securities and Exchange Commission’s EDGAR database located at www.sec.gov.

PROPOSAL ONE:

ELECTION OF DIRECTORS

Nominees Proposed for Election as Directors at the Annual Meeting

Five directors are to be elected at the annual meeting to serve until our 2008 annual meeting of shareholders and until their respective successors are elected and have been qualified or until their earlier resignation, removal or death.

The board of directors has nominated each of Douglas Banker, Stephen Couture, N. Nick Cretan, Arnie Geller and Alan Reed to serve as directors. Directors will be elected by a plurality of the votes cast by the shares entitled to vote in the election of directors.

Any vacancy occurring between shareholders’ meetings, including vacancies resulting from an increase in the number of directors, may be filled by the board of directors. A director elected to fill a vacancy shall hold office until the next annual meeting of shareholders.

The board of directors does not contemplate that any of the director nominees will be unable to serve as a director, but if that contingency should occur before the proxies are voted, the persons named in the enclosed proxy reserve the right to vote for such substitute director nominees as they, in their discretion, determine.

Unless authority to vote for one or more of the director nominees is specifically withheld, proxies will be voted FOR the election of all five director nominees.

Director
Name and Background	Since

Douglas Banker, age 55, has more than 30 years of experience in the entertainment industry, including providing management services to musicians and recording artists; marketing, merchandising, licensing, and sales of music media products; and the development and management of concerts and similar events. Mr. Banker also has authored several significant software programs that have achieved commercial success and has been involved with the management of the enterprises created for their commercialization. Mr. Banker was president of the board of the Motor City Music Foundation in Detroit, Michigan from 1996 to 2000
2000

Stephen Couture, age 37, has served as our vice president and chief financial officer since February 2006. Previously and since 1996, Mr. Couture had been a partner and principal in Couture & Company, Inc., a private corporate financial consulting firm formed in 1973 by his late father. As a partner and principal of Couture & Company, Mr. Couture had been involved in public offerings, mergers and acquisitions, venture capital transactions, reorganizations and the financial management of a number of growth enterprises. In such capacity, Mr. Couture also provided financial management services to a diversified group of clients in the manufacturing, logistics, distribution, exhibition, entertainment, retail, service, product development and high technology sectors. Mr. Couture holds a B.S. degree in Management Systems from Rensselaer Polytechnic Institute and an M.B.A. degree in Finance and Accounting from The University of Tampa
2006

N. Nick Cretan, age 71, has more than 30 years of management experience, including as the chief operating officer of the non-profit Maritime Association of the Port of New York and New Jersey, a trade association to develop and promote the Port of New York and New Jersey. Mr. Cretan retired from this position in 2004. He also serves as the president of Friends of the Statue of Liberty, Ellis Island Foundation, president of Friends of Gateway National Parks Foundation and Trustee of the United Seaman’s Service. Previously, he served as deputy director of the San Francisco Marine Exchange, as staff assistant at the National Federation of Independent Business and as Executive Director of the American Merchant Marine Memorial Foundation
2000

Arnie Geller, age 66, serves as our chairman of the board of directors as well as our president and chief executive officer. Mr. Geller has served as a director of ours since May 1999, and he was appointed chairman of the board of directors in October 2005. Mr. Geller also served as our president from May 1993 to May 1995. He was reappointed as our president and chief executive officer in November 1999 and has continued to serve us in that capacity since such time. Prior to 1993, for approximately 27 years, Mr. Geller had principally been engaged in various executive capacities in the record industry. Mr. Geller was a self-employed corporate consultant prior to his reappointment as our president and chief executive officer in 1999
1999

Alan Reed, age 50, is the founder of Reed Financial Corporation, a firm created in 2002 to provide accounting and business advisory services. From 1983 to 2002, Mr. Reed was President of Alan B. Reed, CPA, P.C., an accounting firm specializing in the entertainment industry. From 1983 to 1993, Mr. Reed was president of Personal Business Management Services, Inc., a company that acted as an independent manager of federally insured credit unions. In this capacity Mr. Reed also assisted in the liquidation of several credit unions. Mr. Reed worked as a senior accountant with the firm of Zeiderman & Edelstein, P.C. in New York City from 1980 to 1982. From 1979 to 1980, Mr. Reed was a junior accountant with the entertainment accounting firm of Gelfand Bresslauer Rennert & Feldman in New York City. Mr. Reed graduated from Boston University, with a B.S. degree in Accounting
2006

PROPOSAL TWO:

APPROVAL OF ADOPTION OF THE
PREMIER EXHIBITIONS, INC. 2007 RESTRICTED STOCK PLAN

Background, Purpose and Effective Date

On June 23, 2007, our board of directors adopted the Premier Exhibitions, Inc. 2007 Restricted Stock Plan, referred to as the Restricted Stock Plan or the Plan, and recommended that it be submitted to our shareholders for approval at the annual meeting. If approved, the Plan will become effective as of the date of the annual meeting.

The purpose of the Plan is to increase shareholder value by promoting growth and profitability of the company; to provide certain employees and directors of, and certain consultants or advisors to, the company with an incentive to achieve corporate objectives; to attract and retain employees, directors, consultants and advisors of outstanding competence; and to provide such employees, directors, consultants and advisors with an equity interest in the company.

The Plan provides for grants of restricted stock awards to our employees, directors, consultants and advisors. The summary of the Plan set forth below is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix A to this proxy statement. Shareholders are urged to read the Plan in its entirety.

Stock Subject to the Plan

The maximum number of shares of common stock with respect to which restricted stock awards may be awarded under the Plan (subject to any adjustments as provided in the Plan) may not, in the aggregate, exceed 250,000 shares, and, for any award intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code, no more than 25,000 shares may be subject to awards granted to any one individual during any calendar-year period (regardless of when such shares are payable or deliverable).

Administration

The Plan will be administered by our compensation committee, which will have the sole authority to (i) designate participants in the Plan, (ii) determine the number of shares to be covered by awards under the Plan, (iii) determine the terms and conditions of any award under the Plan, (iv) interpret and administer the Plan, (v) establish, amend, suspend or waive rules and guidelines and appoint such agents as it deems appropriate for the administration of the Plan, and (vi) make any other determination and take any other action that it deems necessary or desirable for administration of the Plan.

All designations, determinations, interpretations or other decisions with respect to the Plan or any award under the Plan will be within the sole discretion of the compensation committee and will be final, conclusive and binding.

Eligibility

Each of our employees, non-employee directors, consultants and advisors will be eligible to be designated by the compensation committee as participants in the Plan. An employee may be granted a restricted stock award prior to the date that he or she first performs services for the company, but such award may not become vested before he or she first performs such services.

We currently have sixty-one employees and three non-employee directors. The number of consultants and advisors that may be eligible to be designated as participants in the Plan is not determinable.

Awards and Vesting

General.  The compensation committee will have the authority to grant to Plan participants awards of restricted stock that will be subject to such conditions, restrictions and contingencies as the compensation committee may impose.

Pursuant to the Plan, the minimum restricted period applicable to certain awards of restricted stock will be three years, but the Plan would permit pro rata vesting over such period. Such minimum restricted period would not apply to the following types of awards:

•	awards of restricted stock issued to any person newly employed by or retained to perform services for the company;

•	awards of restricted stock granted in the event of a Plan participant’s promotion;

•	restricted stock granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by our company or with which our company combines; and

•	for awards of restricted stock issued as performance awards, for which the restricted period will be a minimum of one year.

In addition, the three year minimum restricted period would not apply, as the compensation committee may otherwise determine, in the event of the death, disability, retirement or other termination of a Plan participant, or in connection with a corporate transaction (which includes, but is not limited to, a change in control of the company, a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation).

Except as otherwise determined by the compensation committee, upon termination of employment for any reason during the applicable restriction period, all shares of restricted stock granted under the Plan will be forfeited and reacquired by the company.

Restricted Stock Performance Awards.  The vesting of a restricted stock award granted by the compensation committee may be conditioned upon the attainment of performance objectives established by the compensation committee. With respect to vesting of such awards of restricted stock, subject to the terms of the Plan and any applicable award agreement, the compensation committee will determine the performance objectives to be achieved during a performance period, the performance formula, the length of any performance period, the amount of any performance award granted, the amount of any payment or transfer to be made pursuant to a performance award and any other terms and conditions of any performance award.

The performance objectives for such performance awards will be established by the compensation committee within the first 90 days of a performance period (or if longer, within the maximum period allowed under Section 162(m) of the Internal Revenue Code). Potential performance objectives are set forth in the Plan, and may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the company, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority).

Unless otherwise provided in the relevant award agreement, a Plan participant must be employed by the company on the last day of a performance period to be eligible for a performance award for such period. A Plan participant will only be eligible to receive a performance award for a period to the extent that the performance objectives for such period are achieved and the performance formula as applied against such performance objectives determines that all or some portion of such performance award has been earned for the performance period.

The compensation committee will have the authority to determine the actual size of each participant’s performance award for the period and may apply negative discretion if and when it deems appropriate.

Rights with Respect to Shares

During the period in which any shares of restricted stock granted under the Plan are subject to any restrictions, the compensation committee may, in its discretion, deny the participant to whom such shares have been awarded any of the rights of a shareholder with respect to such shares, including limiting the right to vote such shares or the right to receive dividends on such shares.

Restrictions and Adjustments

Restricted stock awards under the Plan or the shares of common stock underlying an award may not be assigned or transferred by a Plan participant, other than by will or the laws of descent and distribution (unless assigned or transferred to the company) prior to the time at which all applicable restrictions imposed under the terms of the relevant award have expired, lapsed or have been waived or satisfied.

In the event of any change in the company’s common stock by reason of recapitalization, merger, consolidation, combination or exchange of shares, split-up, split-off, spin-off, liquidation or other similar change in capitalization, (i) the numbers and class of shares covered by outstanding awards under the Plan, (ii) the aggregate number and class of shares available under the Plan, and (iii) the numbers and class of shares that may be the subject of awards intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code, would be adjusted by the compensation committee. In the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of the company’s business, properties and assets, the compensation committee may modify an outstanding award so that such award will thereafter relate to the shares of the common stock of the company and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of the company in the same ratio in which holders of the shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed.

In the event the company assumes outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another person, the compensation committee may make adjustments consistent with the terms of the Plan in the terms of awards granted under the Plan.

Change in Control

Pursuant to the Plan, unless an award agreement expressly provides otherwise, upon the effective date of a “change in control” of the company, all outstanding awards of restricted stock would immediately vest in full. For purposes of the Plan, a “change in control” means the happening of any of the following events:

•	any individual, entity or group acquires 50% or more of our outstanding common shares or otherwise acquires 25% or more of the combined voting power of the outstanding securities entitled to vote in the election of directors, subject, in each case, to certain exceptions;

•	a majority of our directors are replaced in specific circumstances;

•	a merger, reorganization, consolidation or other similar transaction (each a Business Combination) involving our company is consummated other than (a) a Business Combination that would result in the voting securities of the company outstanding immediately prior to the Business Combination continuing to represent at least 50% of the voting power of the securities of the company outstanding immediately after such Business Combination, (b) a Business Combination in which no person is or becomes the beneficial owner of securities of the company representing 25% or more of the combined voting power of the company’s then-outstanding securities or (c) a Business Combination that results in a majority of the company’s board of directors retaining their director positions after such Business Combination;

•	a sale of all or substantially all of the assets of the company (subject to certain exceptions); or

•	a shareholder-approved liquidation or dissolution of the company.

Amendment or Termination of Plan; Amendments to Awards

Our board of directors may amend, suspend, discontinue or terminate the Plan without the consent of any shareholder, Plan participant, or other holder of an award under the Plan. However, without the approval of our shareholders, no such amendment, suspension, discontinuation or termination may be made that would increase the total number of shares available for awards under the Plan or the total number of shares permitted to be granted under any award intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code, subject to adjustments as provided in the Plan.

The compensation committee may waive any conditions or rights with respect to, or amend, alter or suspend any unexercised award previously granted, without the consent of any relevant Plan participant or holder of an award granted under the Plan. However, such amendment, alteration or suspension of an award may not materially adversely affect the rights of such Plan participant or holder, and the compensation committee may not increase the payment of any award granted any Plan participant, subject to certain exceptions provided in the Plan.

Notwithstanding such restrictions, the compensation committee will have the authority to amend or modify the terms and provisions of the Plan, and of any outstanding awards granted under the Plan, to the extent necessary to qualify an award for an exemption from or compliance with Section 409A of the Internal Revenue Code (which provides generally that, unless certain requirements are met, amounts deferred under a nonqualified deferred compensation plan will be currently includible in income and subject to an additional excise tax).

The Plan will be unlimited in duration and, in the event of Plan termination, will remain in effect as long as any awards under it are outstanding.

Securities Act Registration

We intend to register the shares of common stock available under the Plan with the Securities and Exchange Commission pursuant to a registration statement on Form S-8 if the Plan is approved by our shareholders at the annual meeting.

New Plan Benefits

Because the grant of awards under the Plan will be at the discretion of the compensation committee, it is not possible to determine what benefits eligible participants will receive under the Plan. Further, since the Plan would authorize new types of awards not previously available, it is not possible to determine what, if any, of these new awards might have been granted during the past fiscal year, or if granted, the amounts of such awards.

Required Vote and Board Recommendation

Assuming the presence of a quorum, the affirmative vote of the holders of a majority of the shares represented in person or by proxy at the meeting, without regard to broker non-votes, is required for approval of the Plan.

The board of directors recommends a vote in favor of the proposal to approve the Plan and the persons named in the enclosed proxy (unless otherwise instructed therein) will vote such proxies FOR this proposal.

Securities Authorized for Issuance under Equity Compensation Plans as of February 28, 2007

Equity Compensation Plan Information

Number of
Securities
	Number of		Remaining Available
	Securities to be		for Future Issuance
	Issued Upon	Weighted-Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding Securities
	Options, Warrants	Options, Warrants	Reflected in Column
Plan Category	and Rights	and Rights	(a))
	(a)	(b)	(c)

Equity compensation plans approved by security holders	2,992,039	$2.00	71,668
Equity compensation plans not approved by security holders	—	—	—

Total	2,992,039	$2.00	71,668

Stock Price

The closing price of a share of our common stock as reported on the Nasdaq Global Market on June 25, 2007 was $15.65 per share.

PROPOSAL THREE:

RATIFICATION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the board of directors has selected Kempisty & Company, Certified Public Accountants, P.C., as our independent registered public accounting firm for our fiscal year ending February 29, 2008, referred to as fiscal year 2008. This selection will be presented to our shareholders for approval at the annual meeting. If our shareholders do not approve of the selection of Kempisty & Company the audit committee will reconsider its choice.

The board of directors unanimously recommends a vote FOR the proposal to ratify the selection of Kempisty & Company to serve as our independent registered public accounting firm. Unless otherwise instructed in the proxy, the persons named in the enclosed proxy will vote the proxies FOR this proposal.

We have been advised by Kempisty & Company that such firm will have a representative present at the annual meeting and that such representative will be available to respond to appropriate questions. Such representative will be given an opportunity to make a statement if he or she so desires.

Fees Paid to Kempisty & Company, Certified Public Accountants, P.C.

We paid the following fees to Kempisty & Company for fiscal year 2007 and for the fiscal year ended February 28, 2006, referred to as fiscal year 2006:

	Fiscal Year 2007	Fiscal Year 2006

Audit fees	$113,026	$57,225
Audit-related fees	0	0
Tax fees	0	0
All other fees	0	0

Total	$113,026	$57,225

Audit fees for each of fiscal year 2007 and fiscal year 2006 included fees associated with audits of our financial statements, reviews of our financial statements included in our quarterly reports on Form 10-Q and reviews of our registration statements filed with the Securities and Exchange Commission. Audit fees for fiscal year 2007 also included fees associated with the audit of internal controls over financial reporting (pursuant to Section 404 of the Sarbanes-Oxley Act of 2002).

Policy on Pre-Approval of Retention of Independent Registered Public Accounting Firm

The engagement of Kempisty & Company for any non-audit accounting and tax services to be performed for us is limited to those circumstances where these services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services (Kempisty & Company was not engaged to perform any non-audit services in fiscal years 2007 or 2006). Pursuant to the Sarbanes-Oxley Act of 2002 and our audit committee’s charter, the audit committee is responsible for the engagement of our independent registered public accounting firm and for pre-approving all audit and non-audit services provided by our independent registered public accounting firm that are not prohibited by law.

The audit committee has adopted procedures for pre-approving all audit and permitted non-audit services provided by our independent registered public accounting firm. The audit committee annually pre-approves a list of specific services and categories of services, subject to a specified cost level. Part of this approval process will include making a determination as to whether non-audit services are consistent with the Securities and Exchange Commission’s rules on auditor independence. The audit committee has delegated pre-approval authority to the chairman of the audit committee, subject to reporting any such approvals at the next audit committee meeting. The audit committee monitors the services rendered and actual fees paid to our independent registered public accounting firm quarterly to ensure such services are within the scope of approval.

The pre-approval requirements are not applicable with respect to the provision of de minimis non-audit services that are approved in accordance with the Securities Exchange Act of 1934, as amended, and our audit committee charter.

REPORT OF THE AUDIT COMMITTEE

The audit committee is currently comprised of Mr. Reed (chairman), Mr. Banker and Mr. Cretan, each of whom is independent in accordance with the listing standards of The Nasdaq Stock Market. The duties and responsibilities of the audit committee are set forth in the audit committee’s charter, as adopted by the Board of Directors in April 2006.

The audit committee oversees the company’s financial reporting process on behalf of the board of directors, and has other duties and functions as described in its charter.

Company management has the primary responsibility for the company’s financial statements and the reporting process. The company’s independent registered public accounting firm, Kempisty & Company, Certified Public Accountants, P.C., is responsible for auditing the company’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

The audit committee has:

•	reviewed and discussed the company’s audited financial statements for fiscal year 2007 with management and the independent registered public accounting firm;

•	discussed with the company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	received and discussed the written disclosures and the letter from the company’s independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), as adopted by the Public Company Accounting Oversight Board in Rule 3600T, and has discussed with the company’s independent registered public accounting firm its independence.

When evaluating Kempisty & Company’s independence, the audit committee discussed with Kempisty & Company any relationships that may impact such firm’s objectivity and independence. The audit committee has also considered whether the provision of non-audit services by Kempisty & Company is compatible with maintaining such firm’s independence, and has satisfied itself with respect to Kempisty & Company’s independence from the company and its management.

The audit committee discussed with the company’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits. The audit committee meets with the internal auditor and independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of the company’s internal controls, and the overall quality of the company’s financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors (and the board approved) that the audited financial statements be included in the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007 for filing with the Securities and Exchange Commission. The audit committee has also selected the company’s independent registered public accounting firm for the fiscal year ending February 29, 2008 and has submitted such selection for ratification by the company’s shareholders at the annual meeting.

Audit Committee:

Alan Reed, Chairman
Douglas Banker
N. Nick Cretan

CORPORATE GOVERNANCE

Board Meetings

During fiscal year 2007, our board of directors held a total of seven meetings. Each director attended at least 75% of the aggregate of (i) the total number of meetings of the board of directors and (ii) the total number of meetings of all committees of the board of directors on which he served (during the periods that he served).

Our board of directors has affirmatively determined that Mr. Banker, Mr. Cretan and Mr. Reed each qualify as independent in accordance with the listing standards of The Nasdaq Stock Market.

Board Committees

The board of directors has established an audit committee, a compensation committee and a corporate governance and nominating committee. The current charter of each board committee is available on our website www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” The information contained on our website is not a part of this proxy statement.

Audit Committee

Our audit committee was formed in April 2006. The current members of the audit committee are Mr. Reed (chairman), Mr. Banker and Mr. Cretan. Our board has determined that all of the members of the audit committee are independent in accordance with the listing standards of The Nasdaq Stock Market and applicable Securities and Exchange Commission rules. Our board of directors has also determined that each audit committee member has sufficient knowledge in financial and auditing matters to serve on the audit committee. The board of directors has designated Mr. Reed, the audit committee chairman, as an “audit committee financial expert” in accordance with applicable Securities and Exchange Commission rules. The board determined that Mr. Reed qualifies as an “audit committee financial expert” by virtue of his 28-year career in accounting. See “Proposal One: Election of Directors,” beginning on page 4, for more information about Mr. Reed’s background and experience.

Our audit committee serves as an independent and objective party to monitor our financial reporting process and internal control system; retains, pre-approves audit and any non-audit services to be performed by our independent registered accounting firm (subject to a de minimis exception for non-audit services that are approved by the audit committee prior to completion of the audit); directly consults with our independent registered public accounting firm; reviews and appraises the efforts of our independent registered public accounting firm; and provides an open avenue of communication among our independent registered public accounting firm, financial and senior management and the board of directors.

The audit committee’s report relating to fiscal year 2007 appears on page 10.

The audit committee held two meetings during fiscal year 2007.

Compensation Committee

Our compensation committee was formed in April 2006. The current members of the compensation committee are Mr. Cretan (chairman), Mr. Banker and Mr. Reed. Our board of directors has determined that each of the members of our compensation committee is independent in accordance with the listing standards of The Nasdaq Stock Market.

Our compensation committee discharges the responsibilities of our board of directors relating to the compensation of our executive officers. Among its duties, our compensation committee determines the compensation and benefits paid to our executive officers, including Arnie Geller, our chairman of the board, president and chief executive officer. Mr. Geller routinely consults with our compensation committee in connection with the determination of the compensation and benefits paid to our other executive officers. However, he neither participates nor is otherwise involved in the deliberations of the compensation committee with respect to his own compensation and benefits.

Our compensation committee reviews and determines annually salaries, bonuses and other forms of compensation paid to our executive officers and management, approves recipients of awards of stock options and establishes the number of shares and other terms applicable to such awards.

Our compensation committee also determines the compensation paid to our board of directors, including fees paid for meeting attendance and equity-based awards. More information about the compensation of our non-employee directors is set forth under the heading “Director Compensation” on page 14.

In addition, our compensation committee is responsible for reviewing and discussing with management the Compensation Discussion and Analysis that Securities and Exchange Commission rules require be included in our annual proxy statement, preparing the committee’s report that Securities and Exchange Commission rules require be included in our annual proxy statement, and performing such other tasks that are consistent with its charter. The compensation committee’s report relating to fiscal year 2007 appears on page 19 of this proxy statement.

Our compensation committee has the authority to delegate any of its responsibilities to subcommittees that are composed entirely of independent directors, as the chairman of the compensation committee may deem appropriate.

The compensation committee held two meetings during fiscal year 2007.

For more information on the role of the compensation committee in determining executive compensation, see Compensation Discussion and Analysis beginning on page 16.

Corporate Governance and Nominating Committee

Our corporate governance and nominating committee was formed in April 2006. The current members of the corporate governance and nominating committee are Mr. Banker (chairman), Mr. Cretan and Mr. Reed. The board has determined that each member of our corporate governance and nominating committee is independent in accordance with the listing standards of The Nasdaq Stock Market.

Our corporate governance and nominating committee is charged with determining the slate of director nominees for election to the board of directors, identifying and recommending candidates to fill vacancies on the board, and reviewing, evaluating and recommending changes to our corporate governance processes. Among its duties and responsibilities, the corporate governance and nominating committee periodically evaluates and assesses the performance of the board of directors; reviews the qualifications of candidates for director positions; assists in identifying, interviewing and recruiting candidates for the board; reviews the composition of each committee of the board and presents recommendations for committee memberships; reviews the compensation paid to non-employee directors; and reviews and recommends changes to the charter of the corporate governance and nominating committee and to the charters of other board committees.

The process to be followed by the corporate governance and nominating committee to identify and evaluate candidates will include (i) requests to board members, our president and chief executive officer, and others for recommendations, (ii) meetings from time to time to evaluate biographical information and background material relating to potential candidates and their qualifications, and (iii) interviews of selected candidates.

The corporate governance and nominating committee also will consider recommendations for nomination to the board submitted by shareholders.

Our by-laws set forth the requirements for the submission of such nominations by shareholders. For a nomination to be made by a shareholder, such shareholder must have given timely notice in proper written form to us. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices not less than forty-five days nor more than sixty days prior to the date of the meeting of shareholders.

To be in proper written form, a shareholder’s notice must set forth, as to each person whom the shareholder proposes to nominate for election as a director, the following information:

•	the name, age, business address and residence address of the person;

•	the principal occupation or employment of the person;

•	the class or series and number of shares of capital stock which are owned beneficially or of record by the person; and

•	any other information relating to the person that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

In addition, as to the shareholder giving the notice, the notice must set forth:

•	the name and record address of such shareholder;

•	the class or series and number of shares of capital stock which are owned beneficially or of record by such shareholder;

•	a description of all arrangements or understandings between such shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by such shareholder;

•	a representation that such shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice; and

•	any other information relating to such shareholder that would be required to be disclosed in a proxy statement or in other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended.

Such notice must be accompanied by the written consent of each proposed nominee to being named as a nominee and to serve as a director if elected. Recommendations for nomination, together with appropriate biographical information, should be sent to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary. The qualifications of recommended candidates will be reviewed by the corporate governance and nominating committee.

In evaluating the suitability of candidates to serve on the board of directors, including shareholder nominees, the corporate governance and nominating committee will seek candidates who are independent pursuant to the listing standards of The Nasdaq Stock Market and who meet certain selection criteria established by the corporate governance and nominating committee. The corporate governance and nominating committee will also consider an individual’s skills, character and professional ethics, judgment, leadership experience, business experience and acumen, familiarity with relevant industry issues, national and international experience, and other relevant criteria that may contribute to our success. This evaluation is performed in light of the skill set and other characteristics that would most complement those of the current directors, including the diversity, maturity, skills and experience of the board as a whole.

The corporate governance and nominating committee held two meetings during fiscal year 2007.

Shareholder Communications

Shareholders may send correspondence by mail to the full board of directors or to individual directors. Shareholders should address such correspondence to the board of directors or the relevant board members in care of: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

All shareholder correspondence will be compiled by our corporate secretary and forwarded as appropriate. In general, correspondence relating to corporate governance issues, long-term corporate strategy or similar substantive matters will be forwarded to the board of directors, one of the committees of the board, or a member thereof for review. Correspondence relating to the ordinary course of business affairs, personal grievances, and matters as to which we tend to receive repetitive or duplicative communications are usually more appropriately addressed by the officers or their designees and will be forwarded to such persons accordingly.

Director Compensation

Our compensation committee annually reviews and approves compensation for independent directors.

Cash compensation

Each of our independent directors is paid a $1,000 per diem board of directors meeting fee for in person attendance, and a $300 per diem meeting fee for telephonic attendance, at board of directors and committee meetings.

In addition, the chairman of our audit committee receives an additional $2,500 annually, and the chairman of each of our compensation committee and our corporate governance and nominating committee receives an additional $2,000 annually.

Stock compensation

We presently compensate each director by issuing 25,000 shares of our common stock upon appointment as a director and by issuing an option to purchase 75,000 shares of our common stock every three years (with the first such grant made upon appointment as a director) under the Amended and Restated Premier Exhibitions 2004 Stock Option Plan (referred to as our Stock Option Plan). The purpose of the grant of such shares and options is to align the interests of our directors with those of our shareholders.

Other Director Compensation

We presently reimburse each director for medical insurance. We also pay the annual premium for long-term care insurance for N. Nick Cretan. The amount that we paid for such insurance on behalf of Mr. Cretan during fiscal year 2007 is set forth below in the 2007 Director Summary Compensation Table in the “All Other Compensation” column.

2007 Director Summary Compensation Table

The following table shows information regarding the compensation of our independent directors for fiscal year 2007. Information about the compensation of Arnie Geller and Stephen Couture for their service as directors is included in the 2007 Summary Compensation table on page 20 and the 2007 Grants of Plan-Based Awards table on page 21.

	Fees Earned
	or Paid in			Option	All Other
	Cash	Stock Awards		Awards	Compensation	Total
Name	($)	($)		($)(2)(3)(4)	($)(5)	($)

Douglas Banker	4,800	—		83,611	7,970	96,381
N. Nick Cretan	4,800	—		83,611	22,437	110,848
Alan Reed	5,300	98,750	(1)	90,483	17,379	211,912

(1)	25,000 shares of our common stock were issued to Mr. Reed upon his appointment as a director. The dollar value of such stock award was calculated in accordance with Statement of Financial Accounting Standards No. 123 (revised), Share-Based Payment (referred to as SFAS No. 123R) on the same basis as disclosed in footnote 2 to the 2007 Summary Compensation Table on page 20.

(2)	These stock option awards were granted to our independent directors under our Stock Option Plan. The dollar values of the stock options shown in this column were calculated in accordance with SFAS No. 123R, on the same basis as disclosed in footnote 2 to the 2007 Summary Compensation Table on page 20. Such valuation method values stock options granted during fiscal year 2007 and previous years.

(3)	During fiscal year 2006, our directors were granted stock options that were subject to shareholder approval of our Stock Option Plan. Such approval was obtained at our 2006 annual meeting of shareholders on August 18, 2006. Pursuant to such grants, each director was granted an option to purchase 75,000 shares of our common stock. All such options vest over a three-year period. The options granted to Mr. Banker and Mr. Cretan have an exercise price equal to $3.65, that being the closing price of our common stock on January 27, 2006 (the date such options were approved by our board of directors). The grant date fair value computed in accordance with SFAS No. 123R for each such award to Mr. Banker and Mr. Cretan was $250,832. The options granted to Mr. Reed have an exercise price equal to $3.95, that being the closing price of our common stock on February 21, 2006 (the date Mr. Reed was appointed as a director and that such options were approved by the board of directors). The grant date fair value computed in accordance with SFAS No. 123R for such award to Mr. Reed was $271,448.

(4)	As of February 28, 2007, our independent directors had outstanding stock options in the following amounts: Douglas Banker — 225,000, N. Nick Cretan — 225,000 and Alan Reed — 52,084. Information about the number of outstanding stock options held as of February 28, 2007 by Stephen Couture and Arnie Geller is set forth in the Outstanding Equity Awards at February 28, 2007 table on page 23.

(5)	The amounts shown in this column for Mr. Banker and Mr. Reed reflect payments that we made to each such director for medical insurance. The amount shown in this column for Mr. Cretan includes $8,062 that we paid for medical insurance and $14,375 that we paid for long-term care insurance.

Director Attendance at Annual Meetings

Our policy is that all directors, absent special circumstances, should attend the company’s annual shareholder meetings. All of our directors attended our 2006 annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No member of our compensation committee: (i) was an officer or employee of ours or any of our subsidiaries during fiscal year 2007; (ii) was formerly an officer of ours or any of our subsidiaries; or (iii) had any relationship requiring disclosure in this proxy statement pursuant to Securities and Exchange Commission rules. In addition, none of our executive officers served: (i) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on our compensation committee; (ii) as a director of another entity, one of whose executive officers served on our compensation committee; or (iii) as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of our company.

EXECUTIVE OFFICERS

We are currently served by four executive officers:

Arnie Geller, age 66, is our chairman of the board, president and chief executive officer. Further information about Mr. Geller is set forth under the heading “Proposal One: Election of Directors” on page 4.

Stephen Couture, age 37, is our vice president and chief financial officer. Further information about Mr. Couture is set forth under the heading “Proposal One: Election of Directors” on page 4.

Thomas Zaller, age 35, has served as our vice president of exhibitions since August 2003. Mr. Zaller has more than ten years experience in the production of exhibitions both internationally and domestically. Prior to joining us, Mr. Zaller was vice president for production at Clear Channel International Exhibitions for two years, where he collaborated on the development, design and production of numerous Clear Channel exhibitions that were shown internationally. While he was with Clear Channel, Mr. Zaller was production manager for “Titanic: The Artifact Exhibition,” which included twenty domestic and nine foreign exhibitions. Prior to holding such position with Clear Channel, Mr. Zaller served in similar capacities with predecessor companies of Clear Channel.

Brian Wainger, age 38, has served as our vice president and chief legal counsel since June 2004. He became our acting secretary in July 2005 and was appointed as our corporate secretary in August 2006. Before joining us, Mr. Wainger worked as an attorney at the law firm of McGuireWoods, LLP for three years, where he specialized in complex commercial litigation and represented us in a now settled action. Before his employment at McGuireWoods, Mr. Wainger served as an assistant attorney general for the Commonwealth of Virginia.

EXECUTIVE COMPENSATION

Throughout this proxy statement, the persons who served during fiscal year 2007 as our principal executive officer, our principal financial officer and the other persons included in the 2007 Summary Compensation Table on page 20 are referred to as our “named executive officers.”

Compensation Discussion and Analysis

Principles and Objectives

Our compensation committee’s compensation philosophy is to align closely the performance of the company with the compensation paid to our named executive officers on both a short and long-term basis. The objectives of our compensation program are to inspire our named executive officers to achieve our business objectives, to reward them for achievement, to foster teamwork, and to contribute to the company’s long-term success.

Our compensation policies with respect to our named executive officers are also designed to help maximize shareholder returns over the long term and to attract, motivate and retain executive officers who are critical to our long-term success.

Our compensation committee determines named executive officer compensation based upon:

•	the individual’s role, responsibilities and performance;

•	a review of compensation paid to executive officers in comparable positions at companies of comparable size;

•	overall corporate performance as measured against our fiscal corporate goals; and

•	the overall difficulty associated with the responsibilities of the executive officer.

As our named executive officers all have employment agreements with us, such determination is subject to the terms of each respective agreement.

Role of the Compensation Committee

Our compensation committee is composed of three independent directors who assist our board of directors in fulfilling its responsibilities for establishing compensation levels and benefits for our named executive officers and our non-employee directors.

Our compensation committee designs and implements compensation programs that further the intent and purpose of our fundamental compensation philosophy and objectives. Our compensation committee is responsible for setting appropriate compensation levels for our named executive officers, and determines base salary and equity-based awards for each of our named executive officers.

The compensation committee annually conducts a performance evaluation of its operation and function and recommends any proposed changes to our board of directors for approval.

The duties and responsibilities of the compensation committee are set forth in its charter, as adopted by our board of directors in April 2006. The charter of the compensation committee is available on our website at www.prxi.com under the heading “Investor Relations” under the subheading “Corporate Governance.” We have included additional information about our compensation committee under the heading “Compensation Committee” on page 11.

Components of Compensation

The key components of our compensation program are base salary, cash bonus and stock options.

We do not have a specific policy for the allocation of compensation between short-term and long-term compensation or cash and equity compensation, as the allocation of these items is primarily driven by market compensation information.

Utilization of Outside Consultants by the Compensation Committee

During fiscal year 2007, our compensation committee did not use the services of any compensation consultant to determine compensation for our named executive officers. Our compensation committee has subsequently hired the compensation consulting firm Lipis Consulting, Inc. to provide advice on the compensation of our named executive officers, including educating the compensation committee about the advantages and disadvantages of existing and proposed compensation programs, informing the committee about current and emerging compensation trends, and providing the committee with currently available relevant market compensation data.

Role of Named Executive Officers in Compensation Decisions

Our president and chief executive officer annually reviews the performance of the other named executive officers and presents the performance information to our compensation committee. Our compensation committee annually reviews the performance of our president and chief executive officer. The compensation committee considers such performance information in determining each element of compensation for the named executive officers.

In addition, our president and chief executive officer makes recommendations to the compensation committee with respect to the salary and equity-based compensation paid to our other named executive officers. The compensation committee uses its discretion to determine whether to accept, reject or modify any adjustments to awards that may be recommended by our president and chief executive officer.

Our president and chief executive officer also may participate in other discussions regarding compensation and benefits relative to the other named executive officers, but is not present to approve recommendations with respect to his own compensation or the compensation of our other named executive officers.

Use of Benchmarking

In making compensation decisions, the compensation committee considers the compensation paid to executive officers in comparable positions at companies of comparable size. The compensation committee does not use a formal peer group.

The compensation committee has historically set annual base salaries and equity-based compensation for our named executive officers at levels it believes are commensurate with amounts paid to executive officers at comparable companies and in comparable lines of business.

Certain Tax and Accounting Implications

We periodically review accounting and tax laws, rules and regulations that may apply to our compensation programs.

The Impact of Deductibility of Compensation.  As part of its role, our compensation committee reviews and considers the deductibility of executive compensation under Section 162(m) of the Internal Revenue Code, which provides that we may not deduct compensation of more than $1,000,000 that is paid to certain individuals. In certain situations, the compensation committee reserves the ability to approve compensation that will not meet these requirements in order to ensure competitive levels of total compensation for our executive officers.

Accounting for Stock-Based Compensation.  We account for stock-based employee compensation at the fair value of the awards on the grant date in accordance with SFAS No. 123(R), which we adopted during our fiscal year ended February 28, 2005, using the modified prospective transition method. These stock-based payments include awards made under our Stock Option Plan.

Annual Base Salaries and Cash Bonus

Our compensation committee reviews base salaries for each named executive officer at least annually. For fiscal year 2007, the compensation committee set the base salaries for executive officers based on the factors identified under the heading “Principles and Objectives” on page 16. In addition, our employment agreements with each of our named executive officers provide for the payment of a minimum annual base salary with specified minimum annual increases, with the exception of Mr. Wainger’s employment agreement, which does not contain a specified minimum annual salary increase. We have provided more information about our employment agreements with each of our named executive officers under the heading “Employment Agreements” on page 21.

On June 18, 2007 our compensation committee finalized base salary increases in the following amounts: Mr. Geller — $250,000; Mr. Couture — $22,470; Mr. Zaller — $50,000; and Mr. Wainger — $17,325. Such salary increases were effective March 1, 2007.

Base salaries earned by our named executive officers during fiscal year 2007 are shown in the “Salary” column of the 2007 Summary Compensation Table on page 20.

From time to time, our compensation committee also considers whether to grant cash bonuses to named executive officers based on performance.

Long-Term Equity Incentive Compensation

Long-term incentive compensation is stock based and is currently comprised of stock options. Such compensation is designed to align the interests of our named executive officers and other key employees with the interests of our shareholders in building shareholder value.

If the Restricted Stock Plan is approved by our shareholders at the annual meeting, long-term compensation will also include restricted stock.

Stock Options.  Our Stock Option Plan, which was approved by our shareholders at our 2006 annual meeting, provides for the grant of stock options to our employees (including our named executive officers), our non-employee directors and our consultants.

The compensation committee may grant awards under our Stock Option Plan in the form of (i) stock options that are intended to qualify as incentive stock options, or ISOs, under the Internal Revenue Code of 1986, or (ii) options that are not intended to be ISOs, referred to as non qualified stock options, or NSOs. Our non-employee directors and any consultants to whom we may issue options may only receive NSOs.

Our compensation committee, in its discretion, determines whether to award stock options to a named executive officer, and, if granted, the number of shares of our common stock subject to such award. Although not limited to such events, stock options are generally granted upon the hiring of a new executive officer, the promotion of an executive officer, the appointment of an executive officer to our board of directors, or in connection with another significant event, such as the amendment of an executive officer’s employment agreement. The compensation committee also may consider the amount and value of outstanding equity awards currently held by a named executive officer when determining whether to grant additional stock options, and when determining the number of shares of our common stock subject to any such award.

An option granted under our Stock Option Plan is exercisable in accordance with such terms and conditions as may be determined by the compensation committee. The exercise price per share is determined by the compensation committee at the time of grant, and may not be less than (i) in the case of an ISO, the fair market value, (ii) in the case of an ISO granted to a ten percent or greater shareholder, 110% of the fair market value, or (iii) in the case of an NSO, not less than 55% of the fair market value on the date the option is granted. The compensation committee will determine the term of each option, but no ISO may be exercisable more than ten years from its date of grant.

We did not grant any stock options to our named executive officers during fiscal year 2007, other than the grant of options to Mr. Geller in connection with his amended employment agreement. In addition, stock options granted to Mr. Geller and Mr. Couture in fiscal year 2006 as compensation for their service as directors were finalized during fiscal year 2007 at our 2006 annual meeting of shareholders. Information about such options is set forth in the 2007 Grants of Plan-Based Awards Table on page 21.

Restricted Stock.  If the Restricted Stock Plan is approved by our shareholders at the annual meeting, long-term compensation for our named executive officers will also include restricted stock. The compensation committee believes that granting restricted stock will increase shareholder value by promoting growth and profitability of the company, will provide our named executive officers with an incentive to achieve corporate objectives, will attract and retain named executive officers of outstanding competence, and will provide our named executive officers with an increased equity interest in the company.

We have provided more information about the proposed Restricted Stock Plan, including vesting conditions applicable to restricted stock awards and the compensation committee’s role with respect to administering the Restricted Stock Plan, under the heading “Proposal Two: Approval of Adoption of the Premier Exhibitions, Inc. 2007 Restricted Stock Plan” on page 5.

Perquisites and Other Personal Benefits

We also provide our named executive officers with perquisites as part of providing a competitive executive compensation program and for employee retention. Our compensation committee periodically reviews the perquisites and other benefits that we provide.

Perquisites may include medical payments and medical insurance, an automobile allowance, payments for automobile insurance, an apartment allowance and an office allowance. Amounts that we paid in connection with perquisites for our named executive officers during fiscal year 2007 are shown in the “All Other Compensation” column of the 2007 Summary Compensation Table on page 20.

Compensation Committee Report1

The compensation committee, which is comprised entirely of independent directors, has reviewed and discussed with management the Compensation Discussion and Analysis included in this proxy statement in accordance with Item 402(b) of Regulation S-K, as promulgated by the Securities and Exchange Commission. Based on such review and discussion, the committee recommended to the board of directors that the Compensation Discussion and Analysis be included in the company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007 and this proxy statement.

Compensation Committee

N. Nick Cretan, Chairman
Douglas Banker
Alan Reed

1 The material in this report is not “soliciting material,” is not deemed to be filed with the Securities and Exchange Commission and is not incorporated by reference in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filings.

2007 Summary Compensation Table

The following table shows information regarding the compensation of our president and chief executive officer (our principal executive officer), our vice president and chief financial officer (our principal financial officer) and our two other named executive officers for services rendered to us in all capacities for fiscal year 2007.

							Non-Equity	All
				Stock		Option	Incentive Plan	Other
	Fiscal	Salary	Bonus	Awards		Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	($)	($)		($)(3)(4)	($)	($)		($)

Arnie Geller (1)	2007	404,735	—	—		83,611	—	97,765	(5)	586,111
Chairman of the Board, President,
and Chief Executive Officer (principal executive officer)
Stephen Couture	2007	211,979	—	98,750	(2)	341,013	—	49,786	(6)	701,528
Vice President, Chief Financial Officer, (principal financial officer)
Brian Wainger	2007	173,250	—	—		283,885	—	2,996	(7)	460,131
Vice President, Chief Legal Counsel and Corporate Secretary
Thomas Zaller	2007	210,000	—	—		232,282	—	17,744	(8)	460,026
Vice President — Exhibitions

(1)	Information regarding payments that we made in fiscal year 2007 to Judith Geller, Mr. Geller’s wife, is set forth under the heading “Certain Relationships and Related Transactions” on page 28.

(2)	25,000 shares of our common stock were issued to Mr. Couture upon his appointment as a director. The dollar value of such stock award is equal to the compensation cost recognized during fiscal year 2007 for financial statement purposes in accordance with SFAS No. 123R. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 6 (Stock Options) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended February 28, 2007.

(3)	Stock option awards are made under our Stock Option Plan. The dollar values of stock option awards shown in this column are equal to the compensation cost recognized during fiscal year 2007 for financial statement purposes in accordance with SFAS No. 123R, except no estimates for forfeitures have been included. This valuation method values stock options granted during fiscal year 2007 and previous years. A discussion of the assumptions used in calculating the compensation cost is set forth in Note 6 (Stock Options) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended February 28, 2007. For Mr. Geller and Mr. Couture, the amounts in this column include $83,611 and $90,483, respectively, for stock options received as compensation for services as directors.

(4)	Information regarding the stock options granted to our named executive officers in fiscal year 2007 is shown in the 2007 Grants of Plan-Based-Awards table on page 21. The 2007 Grants of Plan-Based Awards table also shows the aggregate grant date fair value of the stock options granted during fiscal year 2007 as determined in accordance with SFAS No. 123R.

(5)	Included in All Other Compensation for Mr. Geller for fiscal year 2007 were medical payments and medical insurance of $60,713, an automobile allowance of $12,000, automobile insurance of $1,052 and unused vacation pay of $24,000.

(6)	Included in All Other Compensation for Mr. Couture for fiscal year 2007 were payments related to an automobile allowance of $9,000, automobile insurance of $1,800, an apartment allowance of $15,000, medical insurance premiums of $14,537 and $9,449 for airline tickets.

(7)	Included in All Other Compensation for Mr. Wainger in fiscal year 2007 were medical payments and medical insurance of $2,996.

(8)	Included in All Other Compensation for Mr. Zaller for fiscal year 2007 were medical payments and medical insurance of $17,744.

2007 Grants of Plan-Based Awards

The following table shows information regarding the grants of stock options during fiscal year 2007 to our named executive officers.

		All Other	All Other
		Stock	Option
		Awards:	Awards:	Exercise	Grant
		Number of	Number of	or Base	Date Fair
		Shares of	Securities	Price of	Value of
		Stock or	Underlying	Option	Stock and
		Units	Options	Awards	Option
Name	Grant Date	(#)	(#)	($/Sh)	Awards ($)(4)

Arnie Geller	4/11/2006	—	400,000 (2)	4.31	1,579,667
	1/27/2006	—	75,000 (3)	3.65	250,832
Stephen Couture	2/21/2006	—	75,000 (3)	3.95	271,448
	2/21/2006	25,000 (1)			98,750
Brian Wainger	—	—	—	—	—
Thomas Zaller	—	—	—	—	—

(1)	25,000 shares of our common stock were issued to Mr. Couture upon his appointment as a director.

(2)	These options were granted under our Stock Option Plan to Mr. Geller in connection with his amended employment agreement. These options vest in equal monthly installments over the two-year period from February 4, 2009 to February 4, 2011, and have a ten year term. The finalization of such stock options was subject to shareholder approval of our Stock Option Plan, which was approved by our shareholders on August 18, 2006.

(3)	These options were granted as compensation for service as a director (with respect to Mr. Couture, on the date that he was appointed as a director). Such options vest pro rata in thirty-six equal monthly installments, and have a ten year term. The finalization of such stock options was subject to shareholder approval of our Stock Option Plan, which was approved by our shareholders on August 18, 2006.

(4)	The dollar values of stock options disclosed in this column are equal to the aggregate grant date fair value computed in accordance with SFAS No. 123R, except no estimates for forfeitures were included. A discussion of the assumptions used to calculate the grant date fair values is set forth in Note 6 (Stock Options) to the Consolidated Financial Statements in our annual report on Form 10-K for the fiscal year ended February 28, 2007.

Annual Base Salary as a Percent of Total Compensation

Annual base salaries paid to our named executive officers for fiscal year 2007 are shown in the 2007 Summary Compensation Table on page 20.

For fiscal year 2007, the salary paid to each of our named executive officers constituted the following percentage of each executive’s total compensation: Mr. Geller — 69%; Mr. Couture — 30%; Mr. Wainger — 38%; and Mr. Zaller — 46%.

Employment Agreements

During fiscal year 2007 we were a party to employment agreements with each of our named executive officers. The following is a summary of the key terms of our employment agreements with each of our named executive officers.

Arnie Geller.  Our employment agreement with Mr. Geller, as amended, provides for him to receive an annual base salary of $330,750 with minimum 5% annual increases, and expires on February 4, 2011.

Mr. Geller’s employment agreement provides that he can elect to receive a portion of his base salary in shares of our common stock. For purposes of this election, the shares of our common stock to be issued to Mr. Geller are to be valued at 50% of the closing price on the date of the election.

Mr. Geller’s employment agreement also provides for an automobile allowance up to $1,000 per month plus automobile insurance. Under his employment agreement, Mr. Geller may elect to carry over unused vacation time to the next calendar year to be used in the next year or to receive a pro rata portion of his base salary corresponding to the year in which the vacation days vested.

In addition, pursuant to his employment agreement, all stock options granted to Mr. Geller during the term of his employment will remain exercisable until the later of the fifth anniversary of the date of termination of employment or the expiration of such options on the scheduled expiration dates as set forth in the separate stock option agreements.

Thomas Zaller.  Our employment agreement with Mr. Zaller, as amended, provides for him to receive an annual base salary of $150,000 with minimum 5% annual increases, and expires on January 27, 2009.

Stephen Couture.  Our employment agreement with Mr. Couture provides for him to receive an annual base salary of $210,000 with minimum 7% annual increases, and expires on February 1, 2009.

Mr. Couture’s employment agreement also contains provisions whereby Mr. Couture is entitled to a monthly office allowance of $1,000, a monthly automobile allowance of $750 plus automobile insurance, and a monthly apartment allowance of $1,250. His employment agreement also provides that Mr. Couture’s consulting firm and its personnel may be engaged by the company for professional services from time to time, and that compensation for such services will be mutually agreed to by the parties.

In addition, in the event that any action is commenced for the enforcement of his employment agreement, Mr. Couture would be entitled to the payment by the company of any and all attorneys’ fees, costs and expenses that he may incur contemporaneously.

Brian Wainger.  Our employment agreement with Mr. Wainger provides for him to receive an annual base salary of $173,250, which may be increased annually at the discretion of the board of directors, and expires on January 27, 2009. Mr. Wainger is also entitled to a monthly payment of $125 for medical fees. In the event that the health insurance coverage currently extended to Mr. Wainger and his family is terminated, we will pay the annual premium for health insurance for him and his family though the term of his employment agreement. Mr. Wainger has the option to choose his health insurance plan.

General.  Pursuant to their employment agreements, each of our named executive officers is eligible to receive cash bonuses at the discretion of our board of directors. Our employment agreements with each of our named executive officers also prohibit each of them from competing with the company during the term of his agreement; interfering, inducing, influencing or conspiring with any of our employees or consultants to terminate their relationship with the company or to compete against the company’s during the term of his agreement; or disclosing or using for his own benefit the company’s confidential information.

As discussed under the headings “Involuntary Termination” and “Change In Control” on pages 24 and 25, respectively, our employment agreements with each of our named executive officers also provide for payments upon termination without cause and termination after a change of control.

Additional Information

We have provided additional information regarding the compensation we pay to our named executive officers in Compensation Discussion and Analysis beginning on page 16, and encourage shareholders to read the above tables and their footnotes in conjunction with such information.

Outstanding Equity Awards at February 28, 2007

The following table shows information regarding the number of unexercised stock options held by our named executive officers as of February 28, 2007.

	Number of	Number of
	Securities	Securities
	Underlying	Underlying
	Unexercised Options	Unexercised Options	Option	Option
	(#)	(#)	Exercise	Expiration
Name	Exercisable	Unexercisable	Price	Date

Arnie Geller	75,000	—	0.40	1/27/2011
	500,000	—	0.40	2/2/2012
	75,000	—	0.32	12/12/2013
	27,083	47,917	3.65	1/27/2016	(1)
	—	400,000	4.31	4/11/2016	(2)
Stephen Couture	81,250	68,750	3.65	1/27/2016	(3)
	25,000	50,000	3.95	2/21/2016	(4)
Brian Wainger	66,666	33,334	1.70	4/15/2015	(5)
	33,333	66,667	2.15	9/13/2015	(6)
	54,166	45,834	3.65	1/27/2016	(3)
Thomas Zaller	150,000	—	0.28	12/12/2013
	33,333	66,667	2.15	9/13/2015	(6)
	54,166	45,834	3.65	1/27/2016	(3)

(1)	This option vests in thirty-six equal monthly installments from the January 27, 2006 grant date.

(2)	This option vests in equal monthly installments over the two-year period from February 4, 2009 to February 4, 2011.

(3)	This option vests in twenty-four equal monthly installments from the January 27, 2006 grant date, such that 6,250 shares become exercisable each month during such period.

(4)	This option vests in thirty-six equal monthly installments from the February 21, 2006 grant date.

(5)	33,334 shares will vest on April 15, 2008.

(6)	33,333 shares will vest on September 13, 2007 and 33,334 shares will vest on September 13, 2008.

2007 Option Exercises and Stock Vested

The following table shows information regarding the number and value realized of stock options exercised during fiscal year 2007 for each of our named executive officers.

Number of
	Shares Acquired		Value Realized
	on Exercise		on Exercise
Name	(#)		($)

Arnie Geller	—		—
Stephen Couture	—		—
Brian Wainger	—		—
Thomas Zaller	100,000	(1)	$591,000	(2)

(1)	Mr. Zaller effected a cashless exercise of this stock option to purchase 100,000 shares of our common stock. As a result of such exercise, Mr. Zaller acquired 95,477 shares after we withheld 4,523 shares in payment of the exercise price.

(2)	The value realized on the exercise of stock options is based on the difference between the exercise price and the market price of our common stock on the date of exercise, multiplied by the number of shares acquired.

Potential Payments Upon Termination or Change in Control

The following information and table set forth the amount of payments to each of our named executive officers in the event of a termination of employment as a result of normal and early retirement, voluntary termination and termination for cause, involuntary termination, death, disability and termination following a change in control.

Assumptions and General Principles

The following assumptions and general principles apply with respect to the following table and any termination of employment of a named executive officer.

•	The amounts shown in the table assume that each named executive officer was terminated on February 28, 2007. Accordingly, the table reflects amounts earned as of February 28, 2007 and includes estimates of amounts that would be paid to the named executive upon the occurrence of a termination. The actual amounts to be paid to a named executive can only be determined at the time of the termination.

•	Unless otherwise noted, the fair market values of stock-based compensation were calculated using the closing price of our common stock on The Nasdaq Global Market on February 28, 2007.

•	A named executive officer is entitled to receive certain amounts earned during his term of employment regardless of the manner in which his employment is terminated. These amounts are not shown in the table, as they are not severance payments.

•	A named executive officer may exercise any stock options that are exercisable prior to the date of termination. Any payments related to these stock options are not included in the table because they are not severance payments.

Normal and Early Retirement

We do not provide pension benefits to our named executive officers.

Voluntary Termination and Termination for Cause

A named executive officer is not entitled to receive any severance payments or other benefits upon his voluntary decision to terminate his employment with the company (unless he resigns following a change in control) or upon termination for cause. We have described the payments that would be payable to each named executive officer in connection with a termination following a change in control under the heading “Change in Control” on page 25.

Involuntary Termination

Pursuant to our employment agreements with each of Messrs. Couture, Zaller and Wainger, if we terminate such officer’s employment without cause, he will be entitled to an immediate lump sum payment equal to not less than one hundred percent of his base salary until his first anniversary date, 200% of his base salary on or after his first anniversary date, and 299% of his base salary on or after his second anniversary date.

Upon termination of Mr. Geller’s employment without cause, he would be entitled to an immediate lump sum payment equal to the cumulative remaining base salary payments due under the remaining term of his employment agreement. Mr. Geller may elect to take all or part of such lump sum payment in common stock, which would be valued for such purposes at 50% of the closing price of our common stock as of the date of his election. Pursuant to his employment agreement, in no event will such payment be less than 299% of Mr. Geller’s base salary.

Death or Disability

Upon the death or disability of any of our named executive officers, each such officer would be entitled to payment of his base salary (which may include any accrued but unused vacation time) at such time through the date of such termination of employment, or, if terminated as a result of a disability, until the date upon which a disability policy maintained by the company begins payment of benefits. We do not currently maintain any disability policies for the benefit of our named executive officers.

Change In Control

Pursuant to our employment agreements with each of our named executive officers, in the event of a “change in control” of the company, if any such officer consents to the company’s request to change his principal business location, we will reimburse him for his relocation expenses, including, among others, his moving expenses, temporary living and travel expenses while arranging to move his residence to the new location, closing costs associated with the sale of his existing residence and the purchase of a replacement residence at the new location, plus an additional amount representing a gross-up of any state or federal taxes payable to such executive officer as a result of such reimbursements.

If during the remaining term of a named executive officer’s employment agreement on or after a change in control such executive officer voluntarily terminates his employment with the company within ninety days of certain triggering events, then he would be entitled to receive, subject to certain limitations, a lump sum cash payment equal to 299% of his base salary in addition to any other compensation that may be due and owing to him.

The triggering events after a change of control that would entitle a named executive officer to such payments after his voluntary resignation include the following:

•	a material reduction in his compensation or employment related benefits;

•	a material change in his status, working conditions or management responsibilities; or

•	a material change in the business objectives or policies of the company.

A “change of control” for these purposes would include any of the following events:

•	during the term of his employment agreement, three of the five members of our board of directors (a majority as of the effective date of his employment agreement), no longer comprise a majority of our board of directors;

•	any person, party or group (other than the named executive officer or entities controlled by him), becomes a beneficial owner of 25% or more of the voting power of the company; or

•	all or substantially all of the assets or business of the company is disposed of pursuant to a merger, consolidation or other transaction (unless the shareholders of the company immediately prior to such transaction beneficially own, directly or indirectly, in substantially the same proportion as they owned the voting power of the company, all of the voting power or other ownership interests of any successor company).

Any amounts payable to a named executive officer under any other compensation arrangement maintained by the company which become payable after payment of the change in control lump sum payment will be reduced to the extent necessary so that such amounts, when added to such lump sum payment, do not exceed 299% of such executive officer’s base salary. Any such excess amount would be deferred and paid in the next tax year.

In addition, pursuant to our Stock Option Plan, in the event of the proposed dissolution or liquidation of the company, a proposed sale of all or substantially all of the assets of the company, or a merger or tender for our shares of common stock, our board of directors may declare that each option granted under the Stock Option Plan shall terminate as of a date fixed by the board. Each named executive officer would then have the right, during the period of thirty days preceding such termination, to exercise his options as to all or any part of the shares of stock covered by the options, including shares of stock as to which such option would not otherwise be exercisable.

If the 2007 Restricted Stock Plan is approved by our shareholders at the annual meeting, and if shares of restricted stock are later granted to our named executive officers, upon the effective date of a change in control of the company, all outstanding awards of restricted stock held by our named executive officers would immediately vest in full pursuant to the Restricted Stock Plan. We have provided information about the events that would constitute a “change in control” under the Restricted Stock Plan under the heading “Change in Control” on page 7.

ESTIMATED PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Event (1)	Arnie Geller	Stephen Couture	Brian Wainger	Thomas Zaller

Disability
Continued salary (2)	$633,196	$337,050	$259,875	$315,000

Total	$633,196	$337,050	$259,875	$315,000
Involuntary Termination
Cash severance payment	$1,653,344	$449,400	$346,500	$420,000

Total	$1,653,344	$449,400	$346,500	$420,000
Change of Control with Termination
Cash severance payment	$1,262,170	$671,853	$518,018	$627,899

Total	$1,262,170	$671,853	$518,018	$627,899

(1)	Our named executive officers are not entitled to any payments upon normal or early retirement, voluntary termination, termination for cause or death.

(2)	For the purposes of this table, we have assumed that such payments would continue for eighteen months after termination as a result of disability.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

The following table sets forth certain information, as of June 22, 2007, regarding the beneficial ownership of our common stock by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our common stock;

•	each of our directors and each of our named executive officers; and

•	all of our directors and executive officers as a group.

	Common Stock Beneficially Owned
		Percentage of
Name of Beneficial Owner	Number of Shares	Class (1)

More than 5% Holders:
Joseph B. Marsh (2)	1,511,176	5.1%
William S. and Janice S. Gasparrini (3)	2,288,937	7.7
Judith Geller (4)	1,508,333	5.1
Directors and Executive Officers:
Arnie Geller (5)	3,075,000	10.2
Stephen Couture (6)	243,080	—
Doug Banker (7)	287,500	—
Nick Cretan (7)	262,500	—
Alan Reed (8)	34,681	—
Brian Wainger (9)	174,999	—
Thomas Zaller (10)	258,333	—
Directors and executive officers as a group (7 persons) (11)	4,336,093	13.9

(1)	As reported by such persons as of June 22, 2007, with percentages based on 29,558,781 shares of common stock issued and outstanding, except where the person has the right to acquire shares within the next 60 days (as indicated in the other footnotes to this table), which increases the number of shares beneficially owned by such person and the number of shares outstanding. We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Under such rules, “beneficial ownership” is deemed to include shares for which the individual, directly or indirectly, has or shares voting or dispositive power, whether or not they are held for the individual’s benefit, and includes shares that may be acquired within 60 days, including, but not limited to, the right to acquire shares by exercise of options. Shares that may be acquired within 60 days are referred to in the footnotes to this table as “presently exercisable options.” Unless otherwise indicated in the footnotes to this table, each shareholder named in the table has sole voting and investment power with respect to all shares shown as beneficially owned by that shareholder. We have omitted percentages of less than 1% from the table.

(2)	This information as to the beneficial ownership of shares of the company’s common stock is based on the Schedule 13D dated October 14, 2003 and Form 4, Statement of Changes in Beneficial Ownership, for January 25, 2007, filed with the Securities and Exchange Commission by Joseph B. Marsh, and is based on 29,558,781 shares issued and outstanding. Mr. Marsh’s address is 11006 Bridge House Road, Windemere, Florida 34786.

(3)	This information as to the beneficial ownership of shares of the company’s common stock is based on the Schedule 13D dated July 6, 2005 filed with the Securities and Exchange Commission by William S. Gasparrini and Janice S. Gasparrini, and is based on 29,558,781 shares issued and outstanding. Mr. Gasparrini reports sole voting and dispositive power with respect to 544,994 of such shares and Mr. and Mrs. Gasparrini report shared voting and dispositive power with respect to 1,743,943 of such shares. The Gasparrinis’ address is 23 Oak Street, Greenwich, Connecticut 06830.

(4)	Includes 1,475,000 shares of common stock held as tenancy by the entireties by Mrs. Geller and her husband, Arnie Geller. Mrs. Geller’s beneficial ownership also includes presently exercisable options to purchase 33,333 shares of common stock.

(5)	Includes 1,475,000 shares of common stock held as tenancy by the entireties by Mr. Geller and his wife, Judith Geller. Mr. Geller’s beneficial ownership also includes presently exercisable options to purchase 687,500 shares of common stock.

(6)	Includes 89,060 shares held as tenancy by the entireties by Mr. Couture and his wife, of which 64,060 shares are pledged in connection with a loan; 2,010 shares held by Mr. Couture’s wife; 2,010 shares held by Mr. Couture in a custodial account for his minor son; and presently exercisable options to purchase 150,000 shares of common stock.

(7)	Includes presently exercisable options to purchase 187,500 shares of common stock.

(8)	Includes 4,000 shares of common stock held by Mr. Reed as custodian for his daughter; 16,098 shares beneficially owned by Mr. Reed’s wife, Elizabeth A. Reed; and presently exercisable options to purchase 14,583 shares of common stock.

(9)	These shares are presently exercisable options held by Mr. Wainger.

(10)	These shares are presently exercisable options held by Mr. Zaller.

(11)	See footnotes 4-10 of this table. Includes presently exercisable options to purchase 1,660,415 shares.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, officers and greater-than-10% shareholders to file with the Securities and Exchange Commission reports of ownership and changes in ownership regarding their holdings in us.

Based solely on the written representations of our directors and officers and copies of the reports that they have filed with the Securities and Exchange Commission, we believe that during fiscal year 2007 all of our directors and officers timely complied with the filing requirements of Section 16(a), except that Mr. Couture filed one late report disclosing one transaction and Mr. Reed filed one late report disclosing two transactions. In addition, Mr. Geller filed one late report disclosing one transaction during fiscal year 2006.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On February 28, 2007, our wholly-owned subsidiary RMS Titanic Inc. entered into an agreement with Seaventures Ltd. pursuant to which Seaventures Ltd. acquired from RMS Titanic Inc. all of its ownership interest in the RMS Carpathia for $3,000,000. Of such amount, $500,000 was paid to RMS Titanic Inc. on the date the agreement was entered into, with the balance of the purchase price being due and payable by Seaventures Ltd. to RMS Titanic Inc. on or before February 29, 2008. On February 28, 2007, Seaventures Ltd. also purchased an option from RMS Titanic Inc., for $1,500,000, to present the first exhibition of objects recovered from the RMS Carpathia together with certain of RMS Titanic Inc.’s RMS Titanic artifacts. The principal of Seaventures Ltd., Joseph Marsh, is also a holder of more than five percent of the company’s common stock. These agreements were negotiated by the company on an arms-length basis.

Two of our shareholders, Joseph Marsh and William Marino, lent us an aggregate of $500,000 on May 5, 2004. The loan was unsecured, and had a term of five years. The interest rate for the loan was the prime rate plus six percent. The loan required quarterly payments by us of principal in the amount of $25,000 and accrued interest. In consideration of the loan, we also issued an aggregate of 30,000 shares of our common stock to these shareholders, which we recorded as deferred interest. On April 26, 2006, we paid off the balance of this unsecured shareholder loan.

Judith Geller, our president and chief executive officer’s wife, is a consultant to the company and received payments for services of approximately $250,000 during fiscal year 2007. Ms. Geller provides consulting on the company’s exhibition design, development and installation and catalog design and development. In addition, royalty payments on the sale of the company’s exhibitions catalogs of approximately $154,000 were paid to her during fiscal year 2007 by the company and the company’s co-presentation partner pursuant to a royalty agreement with the company.

Policies and Procedures for Review, Approval or Ratification of Related Person Transactions

Pursuant to policies and procedures adopted by our board of directors on June 22, 2007, our audit committee or our full board of directors reviews all relationships and transactions in which the company and our directors or executive officers, or their immediate family members, are participants in advance for review and approval. All existing related party transactions are reviewed at least annually by our audit committee or our full board of directors. Any director or officer with an interest in a related party transaction is expected to recuse himself or herself from any consideration of the matter.

During its review of such relationships and transactions, our audit committee or our full board of directors considers the following:

•	the nature of the related person’s interest in the transaction;

•	the material terms of the transaction, including the amount and type of transaction;

•	the importance of the transaction to the related person and to the company;

•	whether the transaction would impair the judgment of a director or executive officer to act in the best interest of the company; and

•	any other matters the committee deems appropriate.

In addition, to the extent that the transaction involves an independent director, consideration is also given, as applicable, to the listing standards of The Nasdaq Stock Market and other relevant rules related to independence.

Our agreement with Judith Geller pursuant to which she is paid royalty payments on the sale of our exhibition catalogs by the company and our presentation partner was entered into during fiscal year 2007, and therefore was not required to be reviewed in accordance with these procedures. Our board of directors subsequently ratified such transaction.

Other Transactions

Mr. Geller was involved in a legal proceeding with the Securities and Exchange Commission that was settled in November 2004, and which related to the company’s change in control in November 1999. Information about such proceeding is set forth in Amendment No. 1 to Schedule 13D filed by Arnie and Judith Geller on February 14, 2007, of which the information provided in Item 2(e) is incorporated into this proxy statement by reference. We will provide, without charge, to each person to whom this proxy statement is delivered, upon written or oral request and by first class mail or equally prompt means within one business day of such request, a copy of such information. Any such requests should be made by phone at (404) 842-2600, or by mail at Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS SHARING AN ADDRESS

In order to curtail waste and reduce costs and in accordance with Securities and Exchange Commission rules, we deliver only one proxy statement and annual report to multiple shareholders sharing an address, unless we receive contrary instructions from one or more of such shareholders. Notwithstanding the foregoing, we will deliver promptly, upon written or oral request to American Stock Transfer & Trust Co. at the telephone number and address noted below, a separate copy of our proxy statement and annual report to each shareholder at a shared address to which a single copy of the documents are delivered. Shareholders who wish to receive a separate copy of our proxy statement and annual report in the future should contact American Stock Transfer & Trust Co., either by calling toll-free at 1-800-937-5449, or by writing to American Stock Transfer & Trust Co., 59 Maiden Lane, New York, NY 10038. Finally, shareholders sharing an address who currently receive multiple copies of proxy statements and annual reports, but who wish to receive only a single copy of such materials, can request that only a single copy be provided by contacting American Stock Transfer & Trust Co. at the same number or address.

SHAREHOLDER PROPOSALS FOR THE 2008 ANNUAL MEETING

Proposals Submitted for Inclusion in Our Proxy Materials

We will include in our proxy materials for our 2008 annual meeting of shareholders shareholder proposals that comply with Rule 14a-8 under the Securities Exchange Act of 1934, as amended. Among other things, Rule 14a-8 requires that we receive such proposals no later than 120 days prior to the one-year anniversary of this proxy statement. Thus, for the 2008 annual meeting of shareholders, we must receive shareholder proposals submitted for inclusion in our proxy materials no later than February 28, 2008. We will not include in our proxy materials shareholder proposals received after this date. Shareholder proposals submitted for inclusion in our proxy materials should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, N.E., Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

Proposals Not Submitted for Inclusion in Our Proxy Materials

Shareholder proposals that are not submitted for inclusion in our proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act, as described above, may be brought before the 2007 annual meeting in accordance with our by-laws. Our by-laws describe the information required in any such notice and also require that we receive notice of such proposals not less than 45 days nor more than 60 days prior to the date of the annual meeting. Thus, for the 2008 annual meeting, assuming that it is held on August 15, 2008, we must receive shareholder proposals that are not submitted for inclusion in our proxy materials between June 16, 2008 and July 1, 2008. In accordance with our by-laws, we will not permit shareholder proposals that do not comply with the foregoing notice requirement to be brought before the 2008 annual meeting of shareholders. Shareholder proposals that are not submitted for inclusion in our proxy statement should be mailed to the following address: Premier Exhibitions, Inc., 3340 Peachtree Road, Suite 2250, Atlanta, Georgia 30326, Attention: Corporate Secretary.

OTHER MATTERS

As of the date of this proxy statement, the board of directors does not know of any other matters that are to be presented for action at the annual meeting. Should any other matter come before the annual meeting, however, the persons named in the enclosed proxy will have discretionary authority to vote all proxies with respect to such matter in accordance with their judgment.

BY ORDER OF THE BOARD OF DIRECTORS

Arnie Geller
President and Chief Executive Officer

Atlanta, Georgia
June 27, 2007

Portions of Amendment No. 1 to Schedule 13D filed by Arnie and Judith Geller on February 14, 2007 have been incorporated into this proxy statement by reference.

APPENDIX A

PREMIER EXHIBITIONS, INC.

2007 RESTRICTED STOCK PLAN

PREMIER EXHIBITIONS, INC.

2007 RESTRICTED STOCK PLAN

Section 1.  Purpose.  The purpose of the Plan is to increase shareholder value by promoting growth and profitability of the Corporation; to provide certain employees and directors of, and certain consultants or advisors to, the Corporation with an incentive to achieve corporate objectives; to attract and retain employees, directors, consultants and advisors of outstanding competence; and to provide such employees, directors, consultants and advisors with an equity interest in the Corporation.

Section 2.  Definitions.  Unless the context clearly indicates otherwise, the following terms, when used in the Plan, shall have the meanings set forth in this Section 2:

(a) “Award” means any award of Restricted Stock granted under the Plan.

(b) “Award Agreement” means any written agreement or other instrument or document evidencing an Award granted under the Plan. The terms of any plan or guideline adopted by the Board or the Committee and applicable to an Award shall be deemed incorporated in and a part of the related Award Agreement.

(c) “Board” means the Board of Directors of the Corporation.

(d) “Code” means the Internal Revenue Code of 1986, as amended.

(e) “Committee” means a committee of the Board designated by the Board to administer the Plan, each member of which is an “outside director” for purposes of Section 162(m) of the Code and a “non-employee director” for the purpose of Rule 16b-3, and, to the extent the Committee delegates authority to one or more individuals in accordance with the Plan, such individual(s).

(f) “Corporation” means Premier Exhibitions, Inc., a Florida corporation.

(g) “Employee” means any person employed by the Corporation on a full or part-time basis, including directors who are otherwise employed by the Corporation.

(h) “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(j) “Participant” means an Employee, non-employee director, consultant or advisor granted an Award under the Plan.

(k) “Performance Award” means any grant of an Award under Section 7.

(l) “Performance Formula” shall mean, for a Performance Period, the one or more objective formulas (expressed as a percentage or otherwise) applied against the relevant Performance Objective(s) to determine, with regards to the Performance Award of a particular Participant, whether all, some portion but less than all, or none of the Performance Award has been earned for the Performance Period.

(m) “Performance Objectives” shall mean the performance objectives established by the Committee pursuant to the Plan for Performance Awards. Performance Objectives may be measured on an absolute or relative basis. Performance Objectives shall be limited to specified levels of or increases in the Corporation’s return on equity, diluted earnings per share, total earnings, earnings growth, return on capital, return on assets, earnings before interest and taxes, sales, sales growth, gross margin return on investment, increase in the fair market value of the stock, share price (including but not limited to, growth measures and total shareholder return), net earnings, cash flow (including, but not limited to, operating cash flow and free cash flow), cash flow return on investment (which equals net cash flow divided by total capital), financial return ratios, total return to shareholders, market share, earnings measures/ratios, economic value added, balance sheet measurements such as internal rate of return, increase in net present value or expense targets, and working capital measurements (such as current ratio). Performance Objectives may provide for adjustments to exclude the impact of any significant acquisitions or dispositions of businesses by the Corporation, one-time non-operating charges, or accounting changes (including the early adoption of any accounting change mandated by any governing body, organization or authority).

(n) “Performance Period” shall mean the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select, over which the attainment of one or more Performance Objectives will be measured for the purpose of determining a Participant’s right to a Performance Award.

(o) “Plan” means this Premier Exhibitions, Inc. 2007 Restricted Stock Plan, as set forth herein and as amended from time to time.

(p) “Released Securities” means securities that were Restricted Securities with respect to which all applicable restrictions imposed under the terms of the relevant Award have expired, lapsed or been waived or satisfied.

(q) “Restricted Securities” means Restricted Stock under which outstanding Shares are held subject to certain restrictions.

(r) “Restricted Stock” means any grant of Shares, with such Shares subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service by the Participant, or achievement of performance or other objectives, as determined by the Committee.

(s) “Rule 16b-3” means Rule 16b-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

(t) “Shares” means the common stock, par value $.0001 per share, of the Corporation and such other securities or property as may become the subject of Awards pursuant to an adjustment made under Section 4(c).

Section 3.  Administration.

(a) Powers of Committee.  The Plan shall be administered by the Committee which shall have full power and authority to: (i) designate Participants; (ii) determine the number of Shares to be covered by Awards; (iii) determine the terms and conditions of any Award; (iv) accelerate the date or dates on which all or any particular Award or Awards granted under the Plan vest; (v) interpret and administer the Plan and any instrument or agreement relating to, or Award made under, the Plan; (vi) establish, amend, suspend or waive such rules and guidelines and appoint such agents as it shall deem appropriate for the administration of the Plan; and (vii) make any other determination and take any other action that it deems necessary or desirable for such administration.

(b) Committee Discretion.  All designations, determinations, interpretations and other decisions with respect to the Plan or any Award shall be within the sole discretion of the Committee and shall be final, conclusive and binding upon all persons, including the Corporation, any Participants, any holder of any Award, any shareholder and any employee of the Corporation.

(c) Delegation.  Notwithstanding any provision of the Plan to the contrary, except to the extent prohibited by applicable law or the applicable rules of a stock exchange, the Committee may delegate to one or more officers of the Corporation, or a committee of such officers, the authority, subject to such terms and limitations as the Committee shall determine, to grant Awards to, or to cancel, modify, waive rights or conditions with respect to, alter, discontinue, suspend, or terminate Awards held by, Employees who are not officers or directors of the Corporation for purposes of Section 16 of the Exchange Act or “covered employees” for purposes of Section 162(m) of the Code.

Section 4.  Shares Available for Awards.

(a) Shares Available.  Subject to adjustment as provided in Section 4(c), the aggregate number of Shares available for granting Awards under the Plan shall be 250,000. For purposes of this Section 4(a), if any Shares covered by an Award are not delivered to a Participant or Holder because the Award is forfeited or canceled, such Shares shall not be deemed to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Except for cancelled or forfeited Shares, the Plan is intended to restrict the “recycling” of Shares back into the Plan; this means that Shares exchanged or withheld to satisfy tax withholding obligations count against the numerical limits of the Plan.

(b) Additional Restrictions.  Subject to adjustment as provided in Section 4(c), for any Award intended to be “performance-based compensation” (as that term is used for purposes of Section 162(m) of the Code), no more than

25,000 Shares may be subject to such other Awards granted to any one individual during any calendar-year period (regardless of when such Shares are payable or deliverable).

(c) Adjustments.  In the event of any change in the Shares by reason of recapitalization, mergers, consolidations, combinations or exchanges of shares, split-ups, split-offs, spin-offs, liquidations or other similar changes in capitalization, (i) the numbers and class of Shares covered by outstanding Awards under the Plan, (ii) the aggregate number and class of Shares available under the Plan, and (iii) the numbers and class of Shares that may be the subject of Awards pursuant to Section 4(b), shall be adjusted by the Committee, whose determination shall be conclusive. Without limiting the foregoing, in the event of any split-up, split-off, spin-off or other distribution to shareholders of shares representing a part of the Corporation’s business, properties and assets, the Committee may modify an outstanding Award so that such Award shall thereafter relate to Shares of the Corporation and shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off, spun-off or otherwise distributed to shareholders of the Corporation in the same ratio in which holders of the Shares became entitled to receive shares of capital stock of the corporation owning the business, properties and assets so split-up, split-off or spun-off or otherwise distributed.

Section 5.  Eligibility.  Any Employee, including any officer or employee-director, or non-employee director, of, and any consultant or advisor to, the Corporation shall be eligible to be designated a Participant, subject to any restrictions imposed by applicable law. An Award may be granted to an Employee prior to the date the Employee first performs services for the Corporation, provided that such Awards shall not become vested prior to the date the Employee first performs such services.

Section 6.  Restricted Stock Awards.

(a) Restricted Stock.  The Committee is authorized to grant Awards of Restricted Stock to Participants. Any such Award shall be subject to such conditions, restrictions and contingencies as the Committee may impose (including, without limitation, any limitation on the right to vote Restricted Stock or the right to receive any dividend or other right or property), which may lapse separately or in combination at such time or times, as the Committee may deem appropriate. The restricted period applicable to Awards of Restricted Stock shall be for a minimum of three years (but permitting pro rata vesting over such period), except (i) for Awards of Restricted Stock issued to any person newly employed by or retained to perform services for the Corporation; (ii) for Awards of Restricted Stock granted in the event of a Participant’s promotion; (iii) as the Committee may otherwise determine in the event of the death, disability, retirement or other termination of a Participant, or in connection with a corporate transaction (which includes, but is not limited to, a Change in Control of the Corporation, a divestiture, spin-off, split-off, asset transfer, outsourcing or joint venture formation); (iv) for Restricted Stock granted through the assumption of, or substitution for, outstanding awards previously granted by a company acquired by the Corporation or with which the Corporation combines; and (v) for Awards of Restricted Stock issued as Performance Awards under Section 7, for which the Restricted Period shall be a minimum of one year.

(b) Restricted Stock Performance Awards.  The vesting of a Restricted Stock Award may be conditioned upon the attainment of Performance Objectives established by the Committee in accordance with the applicable provisions of Section 7 regarding Performance Awards.

(c) Rights as Shareholders.  During the period in which any shares of Restricted Stock are subject to any restrictions, the Committee may, in its sole and absolute discretion, deny the Participant to whom such shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, but not by way of limitation, limiting the right to vote such shares or the right to receive dividends on such shares.

(d) Forfeiture.  Except as otherwise determined by the Committee, upon termination of employment for any reason during the applicable restriction period, all shares of Restricted Stock still subject to restriction shall be forfeited and reacquired by the Corporation.

Section 7.  Performance Awards.

(a) In General.  The Committee may designate whether an Award being granted to a Participant is a Performance Award, which is intended to be “performance-based compensation” as that term is used in Section 162(m) of the Code.

(b) Terms.  Performance Awards shall, to the extent required by Section 162(m) of the Code, be conditioned solely on the achievement of one or more objective Performance Objectives, and such Performance Objectives shall be established by the Committee within the first 90 days of a Performance Period (or, if longer, within the maximum period allowed under Section 162(m) of the Code), and shall otherwise comply with the requirements of, Section 162(m) of the Code. Subject to the terms of the Plan and any applicable Award Agreement, the Performance Objectives to be achieved during any Performance Period, the Performance Formula, the length of any Performance Period, the amount of any Performance Award granted, the amount of any payment or transfer to be made pursuant to any Performance Award and any other terms and conditions of any Performance Award shall be determined by the Committee and set forth in writing.

(c) Payment.

(i) Limitations.  Unless otherwise provided in the relevant Award Agreement, a Participant must be employed by the Corporation on the last day of a Performance Period to be eligible for a Performance Award for such Performance Period. A Participant shall be eligible to receive a Performance Award for a Performance Period only to the extent that: (1) the Performance Objectives for such period are achieved; and (2) and the Performance Formula as applied against such Performance Objectives determines that all or some portion of such Participant’s Performance Award has been earned for the Performance Period.

(ii) Certification.  Following the completion of a Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Objectives for the Performance Period have been achieved and, if so, to also calculate and certify in writing the amount of the Performance Awards earned for the period based upon the Performance Formula. The Committee shall then determine the actual size of each Participant’s Performance Award for the Performance Period and, in so doing, may apply negative discretion, if and when it deems appropriate.

(iii) Timing of Award Payments.  Performance Awards for a Performance Period shall be paid to Participants as soon as administratively practicable following completion of the certifications required by Section 7(c)(ii).

Section 8.  General Award Terms.

(a) No Cash Consideration for Awards.  Participants shall not be required to make any cash payment for the granting of an Award except for such minimum consideration as may be required by applicable law.

(b) Withholding.  All Awards under the Plan are subject to withholding of all applicable taxes, and, except as otherwise provided by the Committee, the delivery of any Shares or other benefits under the Plan to a Participant are conditioned on satisfaction of the applicable withholding requirements. The Committee, in its discretion, and subject to such requirements as the Committee may impose prior to the occurrence of such withholding, may permit the minimum withholding obligations to be satisfied through cash payment by the Participant, through the surrender of Shares which the Participant already owns, or through the surrender of Shares to which the Participant is otherwise entitled under the Plan.

(c) Limits on Transfer of Awards.  No Award (other than Released Securities) or right thereunder shall be assignable or transferable by a Participant, other than by will or the laws of descent and distribution (or, in the case of an Award of Restricted Securities, to the Corporation).

(d) General Restrictions.

(i) Notwithstanding any other provision of the Plan, the Corporation shall have no liability to deliver any Shares under the Plan or make any other distribution of benefits under the Plan unless such delivery or distribution would comply with all applicable laws (including, without limitation, the requirements of the Securities Act of 1933, as amended), and the applicable requirements of any securities exchange or similar entity.

(ii) To the extent that the Plan provides for issuance of stock certificates to reflect the issuance of Shares the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any stock exchange.

(e) Agreement With Corporation.  An Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any

Award to any Participant shall be reflected in an Award Agreement, which shall contain a specific acknowledgment by the Participant that he or she shall bear the risk of loss with respect to the underlying shares. A copy of the Award Agreement shall be provided to the Participant, and the Committee shall require the Participant to sign a copy of such Award Agreement.

Section 9.  Change in Control.

(a) Effect of Change in Control.  Notwithstanding any other provision of the Plan, and unless an Award Agreement expressly provides otherwise, upon the effective date of a Change in Control of the Corporation, all outstanding Awards of Restricted Stock shall immediately vest in full.

(b) Definition.  For purposes of the Plan, a “Change in Control” of the Corporation means the happening of any of the following:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 50% or more of either (1) the then outstanding common shares of the Corporation (the “Outstanding Corporation Common Shares”) or (2) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the “Outstanding Corporation Voting Securities”); provided, however, that such beneficial ownership shall not constitute a Change in Control if it occurs as a result of any of the following acquisitions of securities: (A) any acquisition directly from the Corporation; (B) any acquisition by the Corporation or any corporation, partnership, trust or other entity controlled by the Corporation (a “Subsidiary”); (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Corporation or any Subsidiary; (D) any acquisition by an underwriter temporarily holding Corporation securities pursuant to an offering of such securities; (E) any acquisition by an individual, entity or group that is permitted to, and actually does, report its beneficial ownership on Schedule 13-G (or any successor schedule), provided that, if any such individual, entity or group subsequently becomes required to or does report its beneficial ownership on Schedule 13D (or any successor schedule), then, for purposes of this subsection, such individual, entity or group shall be deemed to have first acquired, on the first date on which such individual, entity or group becomes required to or does so report, beneficial ownership of all of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities beneficially owned by it on such date; or (F) any acquisition by any corporation pursuant to a reorganization, merger or consolidation if, following such reorganization, merger or consolidation, the conditions described in clauses (1), (2) and (3) of Section 9(b)(iii) are satisfied. Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) became the beneficial owner of 25% or more of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities as a result of the acquisition of Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities by the Corporation which, by reducing the number of Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities, increases the proportional number of shares beneficially owned by the Subject Person; provided, that if a Change in Control would be deemed to have occurred (but for the operation of this sentence) as a result of the acquisition of Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities by the Corporation, and after such share acquisition by the Corporation, the Subject Person becomes the beneficial owner of any additional Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities which increases the percentage of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities beneficially owned by the Subject Person, then a Change in Control shall then be deemed to have occurred; or

(ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Corporation’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board, including by reason of agreement intended to avoid or settle any such actual or threatened contest or solicitation; or

(iii) the consummation of a reorganization, merger, statutory share exchange, consolidation, or similar corporate transaction involving the Corporation or any of its direct or indirect Subsidiaries (each a “Business Combination”), in each case, unless, following such Business Combination, (1) the Outstanding Corporation Common Shares and the Outstanding Corporation Voting Securities immediately prior to such Business Combination, continue to represent (either by remaining outstanding or being converted into voting securities of the resulting or surviving entity or any parent thereof) more than 50% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns the Corporation or all or substantially all of the Corporation’s assets either directly or through one or more subsidiaries), (2) no Person (excluding the Corporation, any employee benefit plan (or related trust) of the Corporation, a Subsidiary or such corporation resulting from such Business Combination or any parent or subsidiary thereof, and any Person beneficially owning, immediately prior to such Business Combination, directly or indirectly, 25% or more of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination (or any parent thereof) or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such Business Combination; or

(iv) the consummation of the sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation, unless such assets have been sold, leased, exchanged or disposed of to a corporation with respect to which following such sale, lease, exchange or other disposition (1) more than 50% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Shares and Outstanding Corporation Voting Securities immediately prior to such sale, lease, exchange or other disposition in substantially the same proportions as their ownership immediately prior to such sale, lease, exchange or other disposition of such Outstanding Corporation Common Shares and Outstanding Corporation Voting Shares, as the case may be, (2) no Person (excluding the Corporation and any employee benefit plan (or related trust)) of the Corporation or a Subsidiary or of such corporation or a subsidiary thereof and any Person beneficially owning, immediately prior to such sale, lease, exchange or other disposition, directly or indirectly, 25% or more of the Outstanding Corporation Common Shares or Outstanding Corporation Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of respectively, the then outstanding shares of common stock of such corporation (or any parent thereof) and the combined voting power of the then outstanding voting securities of such corporation (or any parent thereof) entitled to vote generally in the election of directors and (3) at least a majority of the members of the board of directors of such corporation (or any parent thereof) were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale, lease, exchange or other disposition of assets of the Corporation; or

(v) the approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

Section 10.  Amendment and Termination.

(a) Amendments to the Plan.  The Board may amend, suspend, discontinue or terminate the Plan without the consent of any shareholder, Participant, or other holder of an Award, or other person; provided, however, that, notwithstanding any other provision of the Plan or any Award Agreement, without the approval of the shareholders of the Corporation, no such amendment, suspension, discontinuation or termination shall be made that would increase the total number of Shares available for Awards under the Plan or the total number of Shares subject to one or more categories of Awards pursuant to Section 4(b), in either case except as provided in Section 4(c).

(b) Amendments to Awards.  The Committee may waive any conditions or rights with respect to, or amend, alter or suspend any unexercised Award theretofore granted, without the consent of any relevant Participant or holder of an Award, provided that such amendment, alteration or suspension of an Award does not materially adversely affect the rights of such Participant or holder, and provided further that the Committee may not increase the payment of any Award granted any Participant.

(c) Section 409A Adjustments.  Notwithstanding the foregoing, the Committee shall have the right to amend or modify the terms and provisions of the Plan and of any outstanding Awards granted under the Plan to the extent necessary to qualify an Award for an exemption from or compliance with Section 409A of the Code.

(d) Adjustments of Awards Upon Certain Acquisitions.  In the event the Corporation shall assume outstanding employee awards or the right or obligation to make future such awards in connection with the acquisition of another business or another person, the Committee may make such adjustments, not inconsistent with the terms of the Plan, in the terms of Awards as it shall deem appropriate.

Section 11.  General Plan Provisions.

(a) No Rights to Awards.  No Employee, Participant or other person shall have any claim to be granted an Award, and there is no obligation for uniformity of treatment of Employees or Participants under the Plan. The terms and conditions of Awards need not be the same with respect to each recipient. The prospective recipient of any Award under the Plan shall not, with respect to such Award, be deemed to have become a Participant, or to have any rights with respect to such Award, until and unless such recipient shall have executed an agreement or other instrument accepting the Award required by the Committee and delivered a fully executed copy thereof to the Corporation, and otherwise complied with the then applicable terms and conditions.

(b) Other Compensation Arrangements.  Nothing contained in the Plan shall prevent the Corporation from adopting or continuing in effect other or additional compensation arrangements, and such arrangements may be either generally applicable or applicable only in specific cases.

(c) No Right to Employment or Service.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ or service of the Corporation. Nothing in the Plan or any Award Agreement shall limit the right of the Corporation at any time to dismiss a Participant from employment or service, free from any liability or any claim under the Plan or the Award Agreement.

(d) No Lien or Security Interest.  No Award (other than Released Securities), and no right under any such Award, may be pledged, attached or otherwise encumbered other than in favor of the Corporation, and any purported pledge, attachment, or encumbrance thereof other than in favor of the Corporation shall be void and unenforceable against the Corporation.

(e) No Guarantee of Tax Consequences.  No person connected with the Plan in any capacity, including, but not limited to, the Corporation and its directors, officers, agents and employees, makes any representation, commitment, or guarantee that any tax treatment, including, but not limited to, federal, state and local income, estate and gift tax treatment, will be applicable with respect to the tax treatment of any Award, or that such tax treatment will apply to or be available to a Participant on account of participation in the Plan.

(f) Liability of Corporation.  The Corporation and the members of the Board and the Committee who are currently serving or serve the Corporation in the future, shall not be liable to a Participant as to: (i) the non-issuance or sale of Shares as to which the Corporation has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Corporation’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder; or (ii) any tax consequences expected but not realized by any Participant due to the grant, vesting or exercise of any Award granted hereunder.

(g) Status as an Employee Benefit Plan.  The Plan is not intended to satisfy the requirements for qualification under Section 401(a) of the Code or to satisfy the definitional requirement for an “employee benefit plan” under

Section 3(3) of ERISA. The Plan is intended to be a non-qualified incentive compensation program that is exempt from the regulatory requirements of ERISA. The Plan shall be construed and administered so as to effectuate this intent.

(h) No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Corporation and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Corporation pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Corporation.

(i) Share Certificates.  All certificates for Shares or other securities delivered under the Plan pursuant to any Award shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable federal or state securities laws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

(j) Conflict with Plan.  In the event of any inconsistency or conflict between the terms of the Plan and an Award Agreement, the terms of the Plan shall govern.

(k) Governing Law.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Florida, excluding any conflicts or choice-of-law rule or principle that might otherwise refer construction or interpretation of this Plan or any award Agreement to the substantive law of another jurisdiction.

(l) Severability.  If any provision of the Plan or any Award is determined to be invalid, illegal or unenforceable, or as to any person or Award, or would disqualify the Plan or any Award, such provision shall be construed or deemed amended to conform to applicable laws, or, if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such person or Award, and the remainder of the Plan and any such Award shall remain in full force and effect.

(m) Construction of Language.  Whenever appropriate in the Plan, words used in the singular may be read in the plural, words used in the plural may be read in the singular, and words importing the masculine gender may be read as referring equally to the feminine or the neuter. Any reference to a Section number shall refer to a Section of this Plan unless otherwise indicated.

(n) Headings.  The headings of Sections are included solely for convenience of reference. If there is any conflict between such headings and the text of the Plan, the text shall control.

(o) 409A Compliance.  To the extent any provision of the Plan (or any Award) or action by the Board or Committee would subject any Participant to liability for interest or additional taxes under Section 409A(a)(1)(B) of the Code, it will be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. It is intended that the Plan (and any Award) will comply with Section 409A of the Code, and the Plan (and any Award) shall be interpreted and construed on a basis consistent with such intent. The Plan (and any Award) may be amended in any respect deemed necessary (including retroactively) by the Committee or the Board in order to preserve compliance with Section 409A of the Code. The preceding shall not be construed as a guarantee of any particular tax effect for Plan benefits or Awards.

(p) Effective Date and Term.  The Plan initially was approved by the Board on June 23, 2007, subject to subsequent approval by the Corporation’s shareholders. The Plan shall become effective upon the approval by the Corporation’s shareholders (the “Effective Date”). The Plan shall be unlimited in duration and, in the event of Plan termination, shall remain in effect as long as any Awards under it are outstanding.

* * * * *

PREMIER EXHIBITIONS, INC.
PROXY

ANNUAL MEETING OF THE SHAREHOLDERS, AUGUST 15, 2007
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints Arnie Geller and Brian Wainger, or either of them, with full power of substitution, attorneys and proxies of the undersigned and hereby authorizes either of them to represent and to vote all the shares of common stock of Premier Exhibitions, Inc. that the undersigned would be entitled to vote, if personally present, at the Annual Meeting of Shareholders to be held at the Courtyard Marriott Atlanta Buckhead, 3332 Peachtree Road, N.E., Atlanta, Georgia 30326 on Wednesday, August 15, 2007, at 10:00 a.m., local time, or any adjournment, postponement or rescheduling thereof, upon such business as may properly come before such Annual Meeting, including the items set forth on the reverse side. The undersigned hereby revokes any and all previous proxies with respect to the matters covered by this proxy and the voting of such shares at the Annual Meeting.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF SHAREHOLDERS OF
PREMIER EXHIBITIONS, INC.
August 15, 2007
Please mark, date, sign and
mail your proxy card in the
envelope provided as soon
as possible.
ê Please detach along perforated line and mail in the envelope provided. ê

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTORS AND “FOR” PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1.	Election of Directors to elect five directors; (check one box only):

NOMINEES:
☐	FOR ALL NOMINEES	¡ ¡	Douglas Banker Stephen Couture
☐	WITHHOLD AUTHORITY FOR ALL NOMINEES	¡ ¡	N. Nick Cretan Arnie Geller
		¡	Alan Reed
☐	FOR ALL EXCEPT (See instructions below)

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.
☐

		FOR	AGAINST	ABSTAIN
2.	To approve the adoption of the Premier Exhibitions, Inc. 2007 Restricted Stock Plan.	☐	☐	☐

3.	To ratify the selection of Kempisty & Company, Certified Public Accountants, P.C., as the company’s independent registered public accounting firm for the fiscal year ending February 29, 2008.	☐	☐	☐

4.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any adjournments thereof.

The board of directors has fixed the close of business on June 22, 2007, as the record date for the determination of shareholders entitled to notice of and to vote at the annual meeting and any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES IS SPECIFICALLY WITHHELD ACCORDING TO THE INSTRUCTIONS, A SIGNED PROXY WILL BE VOTED “FOR” THE ELECTION OF THE FIVE NAMED NOMINEES FOR DIRECTOR. UNLESS SPECIFIED OTHERWISE, A SIGNED PROXY WILL BE VOTED “FOR” PROPOSALS 2 AND 3.

To vote in accordance with the recommendations of the Board of Directors, just sign, date and return this proxy-no boxes need be checked.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Signature of Shareholder                                                     Date:                      Signature of Shareholder                                                    Date:

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.